EXHIBIT 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

May 5, 2011

among

TENNANT COMPANY

The Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent and Collateral Agent

U.S. BANK NATIONAL ASSOCIATION
as Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION and
RBS CITIZENS, N.A.
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC, as Sole Bookrunner and Sole Lead Arranger

CH1 5772091v.9

(continued)

(continued)

(continued)

SCHEDULES:		Page

Schedule 2.01	-- Commitments
Schedule 2.02	-- Mandatory Cost
Schedule 3.01	-- Subsidiaries
Schedule 6.01	-- Existing Indebtedness
Schedule 6.02	-- Existing Liens
Schedule 6.04(b)(ii)	-- Existing Investments
Schedule 6.08	-- Existing Restrictions

EXHIBITS:
Exhibit A	-- Form of Assignment and Assumption
Exhibit B-1	-- Form of Opinion of Loan Parties’ In-House Counsel
Exhibit B-2	-- Form of Opinion of Loan Parties’ U.S. Outside Counsel
Exhibit C	-- Form of Increasing Lender Supplement
Exhibit D	-- Form of Augmenting Lender Supplement
Exhibit E	-- List of Closing Documents
Exhibit F-1	-- Form of Borrowing Subsidiary Agreement
Exhibit F-2	-- Form of Borrowing Subsidiary Termination
Exhibit G	-- Form of Subsidiary Guaranty
Exhibit H	-- Form of Pledge Agreement
Exhibit I	-- Form of Intercreditor Agreement

CREDIT AGREEMENT dated as of May 5, 2011 among TENNANT COMPANY, the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION and RBS CITIZENS, N.A., as Co-Documentation Agents, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Covenant Requirement” means, with respect to the making of any acquisition, the Company shall not permit, at the time thereof and after giving effect thereto (on a Pro Forma Basis), the Leverage Ratio to be greater than or equal to 2.75 to 1.00.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus, without duplication, (ii) in the case of Loans by a Lender to a Foreign Subsidiary Borrower from its office or branch in the United Kingdom, the Mandatory Cost.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent such Foreign Subsidiary acting as a Subsidiary Guarantor would cause a Deemed Dividend Problem or Financial Assistance Problem.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $125,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euros, (iii) Pounds Sterling and (iv) any other Foreign Currency agreed to by the Administrative Agent and each of the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Company or any Domestic Subsidiary of its Equity Interests in an Affected Foreign Subsidiary.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Revolving Loan, any ABR Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Category 1:	< 1.00 to 1.00	0.25%	1.50%	0.50%
Category 2:	≥ 1.00 to 1.00 but < 1.75 to 1.00	0.30%	1.70%	0.70%
Category 3:	≥ 1.75 to 1.00 but < 2.50 to 1.00	0.35%	1.90%	0.90%
Category 4:	≥ 2.50 to 1.00	0.40%	2.10%	1.10%

For purposes of the foregoing,

(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due, Category 4 shall be deemed applicable for the period commencing five (5) Business Days after the required date of delivery and ending on the date which is five (5) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii) notwithstanding the foregoing, Category 1 shall be deemed to be applicable from the Effective Date until the Administrative Agent’s receipt of the applicable Financials for the Company’s fiscal quarter ending on or about June 30, 2011 (unless such Financials demonstrate that Category 2, 3 or 4 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such

Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Foreign Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Agreed Currencies in the London interbank market or the principal financial center of the country in which payment or purchase of such Agreed Currency can be made (and, if the Borrowings which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of Wells Fargo Bank, National Association and RBS Citizens, N.A. in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as Collateral Agent for the Secured Parties and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Company” means Tennant Company, a Minnesota corporation.

“Computation Date” is defined in Section 2.04.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) all unusual, nonrecurring or extraordinary non-cash losses, charges or expenses (including to the extent related to impairment of goodwill), (vi) cash restructuring charges of no more than $5,000,000 for any period of four consecutive fiscal quarters and (vii) non-cash expenses related to stock based compensation minus, to the extent included in Consolidated Net Income, (viii) interest income and (ix) all unusual, nonrecurring or extraordinary non-cash gains and income, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $25,000,000; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $25,000,000.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax consequences to the Company or such parent Domestic

Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Foreign Subsidiary” means (i) Tennant Scotland Limited, a Subsidiary that is a company incorporated in Scotland, and (ii) any other Foreign Subsidiary that is approved from time to time by the Administrative Agent (in consultation with the Lenders).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any

Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“euro” and/or “EUR” means the single currency of the participating member states of the EU.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, mean that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency.   In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days after such date (or, in the case of Loans denominated in Pounds Sterling, on such date); provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax resulting from any law in effect (including FATCA) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Agreement” means each of the Credit Agreement, dated as of June 19, 2007, among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders, the Administrative Agent and the Collateral Agent, as amended, supplemented or otherwise modified from time to time prior to the Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Assistance Problem” means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Subsidiary Guarantor or to permit its Equity Interests or other assets from being pledged pursuant to a Pledge Agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Tier Foreign Subsidiary” means each Material Subsidiary which is a Foreign Subsidiary and with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s Equity Interests.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency Sublimit” means at any time, an amount equal to the Aggregate Commitment at such time.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means any Eligible Foreign Subsidiary that has been designated as a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

“Foreign Subsidiary Borrower Sublimit” means $100,000,000.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holders of Note Obligations” means the holders of the Note Obligations from time to time and shall include their respective successors, transferees and assigns.

“Holders of Obligations” means the holders of the Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with the Credit Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Agreements and Banking Services entered into with such Person by the Company or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person but excluding operating leases, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and accrued salaries, vacation and employee benefits), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, less the amount of any cash collateral provided with respect to letters of credit pursuant to Section 2.24(c), (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any Swap Agreement or under any similar type of agreement (calculated after giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement or other agreement were terminated and (l) all obligations of such Person under Sale and Leaseback Transactions.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Borrower under this Agreement.

“Information Memorandum” means the Confidential Information Memorandum dated March 2011 relating to the Company and the Transactions.

“Intercreditor Agreement” means an Intercreditor Agreement, if any, substantially in the form of Exhibit I hereto and entered into by and among the Administrative Agent, the Collateral Agent and the Holders of Note Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.  The LC

Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” has the meaning assigned to such term in Section 6.10.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on, in the case of Dollars, Reuters Screen LIBOR01 Page and, in the case of any Foreign Currency, the appropriate page of such service which displays British Bankers Association Interest Settlement Rates for deposits in such Foreign Currency (or, in each case, on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant Agreed Currency in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to (or, in the case of Loans denominated in Pounds Sterling, on the day of) the commencement of such Interest Period, as the rate for deposits in the relevant Agreed Currency with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant Agreed Currency in an Equivalent Amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to (or, in the case of Loans denominated in Pounds Sterling, on the day of) the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Subsidiary Guaranty, the Pledge Agreements, the Intercreditor Agreement, any promissory notes executed and delivered pursuant to Section 2.10(e) and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars to, or for the account of, the Company and (ii) local time at the place of the relevant Loan or Borrowing (or such earlier local time as is necessary for the relevant funds to be received and transferred to the Administrative Agent for same day value on the date the relevant reimbursement obligation is due) in the case of a Loan or Borrowing which is denominated in a Foreign Currency or which is to, or for the account of, a Foreign Subsidiary Borrower.

“Mandatory Cost” is described in Schedule 2.02.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Borrowers or other Loan Parties, taken as a whole, to perform any of their obligations under this Agreement or any other Loan Document or (c) validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies available to the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Material Subsidiaries in an aggregate principal amount exceeding $20,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b), contributed greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period or (ii) which contributed greater than ten percent (10%) of the Company’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of the Company’s Consolidated EBITDA or Company’s Consolidated Total Assets attributable to Subsidiaries (other than Affected Foreign Subsidiaries) that are not Subsidiary Guarantors exceeds ten percent (10%) of the Company’s Consolidated EBITDA for any such period or ten percent (10%) of the Company’s Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days after financial statements with respect to such fiscal quarter have been delivered pursuant to Section 5.01(a) or (b), the Administrative Agent) shall designate sufficient Subsidiaries (other than Affected Foreign Subsidiaries) as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Maturity Date” means May 5, 2016.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note Obligations” means the Indebtedness and other obligations, if any, of the Company and its Subsidiaries under the Permitted Pro Rata Secured Financings.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of all or substantially all the assets of, or all the Equity Interests of a Person entitled to vote in the election of the board of directors (or any other applicable governing body) of such Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or business reasonably related thereto (including, without limitation, any environmental cleaning solutions business or any Person or division or line of business that owns or develops related technology), (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.09 and 5.10 shall have been taken, (d) the Company and the Subsidiaries are in compliance, on a Pro Forma Basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 6.10 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $25,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent, (e) in the case of a merger or consolidation involving the Company or a

Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation and (f) the aggregate consideration paid during any fiscal year in respect of each such acquisition, when taken together with the aggregate consideration paid during such fiscal year in respect of all other acquisitions, does not exceed $25,000,000; provided that no such Dollar limitation shall apply if the Company has complied, and remains in compliance, with the Adjusted Covenant Requirement.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) leasehold interests of lessors created in connection with any Sale and Leaseback Transactions permitted under Section 6.09;

(h) Liens on insurance policies and the proceeds thereof securing Indebtedness representing installment insurance premiums owing in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(j) Liens in connection with the sale or transfer of any assets in a transaction permitted under Section 6.03 and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(k) Liens on securities that are subject to repurchase agreements permitted by clause (d) of the definition of Permitted Investments;

(l) licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 6.03; and

(m) any interest or title of a lessor under any operating lease or operating sublease entered into by the Company or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)  investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)  investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)  cash and demand deposits maintained with (i) any Lender or (ii) with the domestic office of any commercial bank organized under the laws of the United States of America or any State which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(f)  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(g)  instruments equivalent to those referred to in clauses (a) through (f) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions; and

(h)  other investments permitted by the Company’s investment policy as adopted by its Board of Directors as in effect on the Effective Date, as amended, restated, supplemented or otherwise modified from time to time, so long as such amendment, restatement, supplement or modification has been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Permitted Pro Rata Secured Financings” means those certain issuances of Indebtedness of the Company or any Domestic Subsidiary in compliance with Section 6.01(p) pursuant to a privately placed note offering to institutional investors or other term loan financing from banks and/or institutional investors, in each case with each such Indebtedness being subject to the following requirements: (i) the maturity date applicable to such Indebtedness is no earlier than the Maturity Date, (ii) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement, (iii) the terms and conditions applicable to such Indebtedness are customary for Indebtedness of such type at the time of such issuance, (iv) the aggregate cumulative principal amount of all Permitted Pro Rata Secured Financings shall not exceed $150,000,000 and (v) both immediately prior to and after giving effect (including pro forma effect) to such Indebtedness, no Default or Event of Default shall exist or would result therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreements” means that certain Pledge Agreement substantially in the form of Exhibit H (including any and all supplements thereto) and executed by the relevant Loan Parties, and, in the case of any pledge of Equity Interests of a Foreign Subsidiary, any other pledge agreements, share mortgages, charges and comparable instruments and documents from time to time executed pursuant to the terms of Section 5.10 in favor of the Administrative Agent for the benefit of the Secured Parties as amended, restated, supplemented or otherwise modified from time to time.

“Pledged Equity” means all pledged Equity Interests in or upon which a security interest or Lien is from time to time granted to the Administrative Agent, for the benefit of the Secured Parties, under the Pledge Agreements.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any event, that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Report” means reports prepared by either Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Company or any Subsidiary from information furnished by or on behalf of the Company or any of its Subsidiaries, after such Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by either Agent.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.

“Secured Obligations” means the Obligations and the Note Obligations, if any, to the extent purported to be secured, if at all, by Equity Interests pledged pursuant to a Pledge Agreement.

“Secured Parties” means the Holders of Obligations and the Holders of Note Obligations, if any.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal.  Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means each Material Subsidiary (other than Affected Foreign Subsidiaries).  The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date substantially in the form of Exhibit G (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, and, in the case of any guaranty by a Foreign Subsidiary, any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total  Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means U.S. Bank National Association in its capacity as syndication agent for the credit facility evidenced by this Agreement.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

ARTICLE II

The Credits

SECTION 2.01. Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding the Dollar Amount of such Lender’s Commitment, (b) subject to Section 2.04, the sum of the total Revolving Credit Exposures exceeding the Aggregate Commitment, (c) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit or (d) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans made to a Foreign Subsidiary Borrower exceeding the Foreign Subsidiary Borrower Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.  (a)  Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and shall only be made to the Company.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or the Approximate Equivalent Amount of each such amount if such Borrowing is denominated in a Foreign Currency).  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings.  To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed or authenticated by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars to the Company) or by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf)  not later than four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency or a Eurocurrency Borrowing to a Foreign Subsidiary Borrower), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars to the Company, the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts.  The Administrative Agent will determine the Dollar Amount of:

(a) each Eurocurrency Borrowing as of the date three (3) Business Days prior to the date of such Borrowing or, if applicable, date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company.  The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each  Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

SECTION 2.06. Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Amount of the LC Exposure shall not exceed $25,000,000 and (ii) subject to Section 2.04, the total Revolving Credit Exposures shall not exceed the Aggregate Commitment.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, that a Letter of Credit may expire up to one year beyond the Maturity Date so long as the Company cash collateralizes 105% of the amount available to be drawn under such Letter of Credit on terms reasonably satisfactory to the Administrative Agent no later than five (5) Business Days prior to the Maturity Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII.  The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations.  If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

SECTION 2.07. Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars to the Company, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and Borrower and at such Eurocurrency Payment Office for such currency and Borrower; provided that Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars to the Company and (y) an account of such Borrower maintained with the Administrative Agent in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency or to a

Foreign Subsidiary Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency (or in Dollars by a Foreign Subsidiary Borrower) in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11 or (y) such Borrower shall have given the Administrative Agent an Interest Election Request requesting that, at the end of such Interest Period, such Eurocurrency Borrowing continue as a Eurocurrency Borrowing for the same or another Interest Period.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing borrowed by the Company may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing borrowed by the Company shall be converted to an ABR Borrowing (and any such Eurocurrency Revolving Borrowing in a Foreign Currency shall be redenominated in Dollars at the time of such conversion) at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing by a Foreign Subsidiary Borrower shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month..

SECTION 2.09. Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt.  (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such  Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note.  In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section

2.11(a).  The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or, with respect to Revolving Loans made to Foreign Subsidiary Borrowers, exceeds the Foreign Subsidiary Borrower Sublimit or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Commitment, (B) the sum of the aggregate principal Dollar Amount of all outstanding Revolving Loans made to Foreign Subsidiary Borrowers exceeds 105% of the Foreign Subsidiary Borrower Sublimit or (C) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable

SECTION 2.12. Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure; provided further that no facility fee shall be paid to a Defaulting Lender as provided in Section 2.24(a).  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the

Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and the Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section) and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.  Each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate or an alternate interest rate agreed upon between the Company and the Swingline Lender.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payments hereunder to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other recipient of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, the Issuing Bank or such other recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender, the Issuing Bank or such other recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts and reasonable calculations with respect thereto necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes.  (a)  Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Borrower shall pay any Other Taxes related to such Borrower and imposed on or incurred by the Administrative Agent, a Lender or the Issuing Bank to the relevant Governmental Authority in accordance with applicable law.

(c) The relevant Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(g) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(g) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars by the Company, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency or by a Foreign Subsidiary Borrower, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such  assignment and delegation cease to apply.

SECTION 2.20. Expansion Option.  The Company may from time to time elect to increase the Commitments in minimum increments of $12,500,000 so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $62,500,000.  The Company may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto.  Increases and new Commitments created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender), shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase.  On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.

SECTION 2.21. Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) an Equivalent Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Credit Event Request or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Credit Event Request or Interest Election Request, as the case may be.

SECTION 2.22. Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23. Designation of Foreign Subsidiary Borrowers.  The Company may at any time and from time to time, with five (5) Business Days’ prior notice to the Lenders, designate any Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement.  Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary

Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement.  As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

SECTION 2.24. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, upon request of the Administrative Agent, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required.  As of the date hereof, Schedule 3.01 hereto identifies each Subsidiary, if such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding.  All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary as of the date hereof are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens, other than Liens created under the Pledge Agreements.  There are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

SECTION 3.02. Authorization; Enforceability.  The Transactions are within each Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Each Borrowing Subsidiary Agreement has been duly executed and delivered by the Borrower party thereto and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts.  The Transactions (a) do not require the Company or any of its Subsidiaries to obtain or make any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority applicable to the Company or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Pledge Agreements.

SECTION 3.04. Financial Condition; No Material Adverse Change.  (a)  The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2010 reported on by KPMG LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since December 31, 2010, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties.  (a)  Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company, the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters.  (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.  There are no labor controversies pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements.  Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure.  The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the Information Memorandum, the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Federal Reserve Regulations.  No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. Liens.  There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.

SECTION 3.14. No Default.  No Default or Event of Default has occurred and is continuing.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (a) Heidi M. Wilson, General Counsel of the Company and (b) Dorsey & Whitney LLP, U.S. counsel to the Loan Parties, substantially in the form of Exhibits B-1, B-2 and B-3 respectively, in each case, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.  The Company hereby requests such counsels to deliver such opinions.

(c) The Lenders shall have received satisfactory financial statement projections through and including the Company’s 2015 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(f) The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreement shall have been cancelled and terminated and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans).

(g) The Private Shelf Agreement dated July 29, 2009 between the Company and Prudential Investment Management, Inc. shall have been amended in a manner reasonably acceptable to the Administrative Agent.

(h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, to the extent evidenced by an invoice in the name of and delivered to the Company, which invoice may include a request for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(i) The Administrative Agent shall have received evidence reasonably satisfactory to it that all governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Transactions have been obtained and are in full force and effect.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, any Lender from making the requested Loan or the Issuing Bank or any Lender from issuing, renewing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, renewed, extended or increased.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Designation of a Foreign Subsidiary Borrower.  The designation of a Foreign Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party;

(b) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such

Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders.

(d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information.  The Company will furnish to the Administrative Agent and each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

All financial statements and reports referred to in Sections 5.01(a) and (b) shall be deemed to have been delivered upon the date on which such documents are filed for public availability on the U.S. Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System and the receipt by the Administrative Agent of electronic notice from the Company with a link to such financial statements and reports.

SECTION 5.02. Notices of Material Events.  The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business.  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations.  The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance.  The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection Rights.  The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.  The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with Laws.  The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds.  The proceeds of the Loans will be used only to repay certain existing Indebtedness, finance the working capital needs, and for general corporate purposes, of the Company and its Subsidiaries in the ordinary course of business (including acquisitions, investments in joint ventures, dividends and share repurchases, all to the extent permitted hereunder).  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Subsidiary Guaranty.  As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Subsidiary”, or in the event the Company elects to designate any Subsidiary as a Subsidiary Guarantor, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Subsidiary Guarantor to deliver to the Administrative Agent a joinder to the Subsidiary

Guaranty in the form contemplated thereby pursuant to which such Subsidiary agrees to be bound by the terms and provisions of thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and legal and joinder opinions, as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 5.10. Pledge Agreements.  The Company shall execute or cause to be executed, by no later than sixty days (or such later date as is agreed to by the Collateral Agent in its reasonable discretion) after the date on which any Material Subsidiary which is a First Tier Foreign Subsidiary which would, but for its status as an Affected Foreign Subsidiary, qualify as a Subsidiary Guarantor, a Pledge Agreement in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the Applicable Pledge Percentage of all of the outstanding Equity Interests of such Material Subsidiary; provided that no such pledge of the Equity Interests of a First Tier Foreign Subsidiary shall be required hereunder to the extent such pledge is prohibited by applicable law or the Collateral Agent and its counsel reasonably determine that, in light of the cost and expense associated therewith, such pledge would not provide material Pledged Equity for the benefit of the Secured Parties pursuant to legally binding, valid and enforceable Pledge Agreements.  The Company further agrees to deliver to the Collateral Agent all such Pledge Agreements, together with appropriate corporate resolutions and other documentation (including legal opinions, the stock certificates representing the Equity Interests subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Collateral Agent, and in a manner that the Administrative Agent shall be reasonably satisfied that it has a first priority perfected pledge of or charge over the Pledged Equity related thereto.  Notwithstanding the foregoing, the parties hereto acknowledge and agree that no Pledge Agreement in respect of the pledge of Equity Interests of a Material Subsidiary which is a First Tier Foreign Subsidiary shall be required until the date that is 60 days after the Effective Date (or such later date as is agreed to by the Collateral Agent in its reasonable discretion).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees  payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Obligations and any other Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not, for purposes of this clause (b), increase the outstanding principal amount thereof;

(c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(c);

(d) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

(e) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not, for purposes of this clause (e),  increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $10,000,000 at any time outstanding;

(f) any Indebtedness of a Person prior to the acquisition thereof by the Company or any Subsidiary; provided that (i) such Indebtedness is not incurred in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Indebtedness shall not have recourse to any other property or assets of the Company or any Subsidiary and (iii) any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(g) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

(h) Indebtedness of Foreign Subsidiaries in an aggregate principal amount, when aggregated with any Indebtedness outstanding under Section 6.01(q), not in excess of 10% of Consolidated Total Assets (as reflected in the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01) at any time outstanding;

(i) Indebtedness under Swap Agreements permitted by Section 6.05;

(j) Indebtedness arising from the endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(k) Indebtedness of the Company or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is repaid within two (2) Business Days after being incurred;

(l) obligations owed to customers of the Company or any Subsidiary arising from the receipt of advance payments from a customer in the ordinary course of business;

(m) unsecured Indebtedness (including subordinated Indebtedness the payment of which is subordinated to the payment of the obligations of the Company and the Subsidiaries, as applicable, under the Loan Documents pursuant to documentation, and subject to terms and conditions, acceptable to the Administrative Agent in its discretion) of the Company or any Subsidiary; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such

Indebtedness is not guaranteed by any Subsidiary of the Company other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such subordinated Indebtedness) and (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement;

(n) Indebtedness of the Company or any Subsidiary as an account party in respect of trust account funds or letters of credit established or issued for the account of the Company or such Subsidiary, as the case may be, that are established or issued in order to provide security for workers’ compensation claims or pension plans, payment obligations in connection with self-insurance, reclamation or closure liabilities or similar requirements, in each case in the ordinary course of business;

(o) obligations of the Company or any Subsidiary arising in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case obtained in the ordinary course of business and pursuant to customary terms in the utility industry to support statutory and contractual obligations (other than Indebtedness) arising in the ordinary course of business; provided that the amount of any such obligations shall not exceed the maximum amount required pursuant to the applicable statutory law or contract;

(p) Indebtedness under Permitted Pro Rata Secured Financings; and

(q) other Indebtedness of the Company and Domestic Subsidiaries; provided that the aggregate principal amount of Indebtedness of Domestic Subsidiaries which are not Subsidiary Guarantors permitted by this clause (q), when aggregated with any Indebtedness outstanding under Section 6.01(h), shall not exceed 10% of Consolidated Total Assets (as reflected in the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01) at any time outstanding.

SECTION 6.02. Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) (i) Permitted Encumbrances and Liens created under the Pledge Agreements and (ii) cash collateral securing Letters of Credit pursuant to Section 2.06(c);

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not, for purposes of this clause (b), increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a

Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not, for purposes of this clause (c), increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% (100% in the case of a Capital Lease Obligation) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e) Liens (i) consisting of customary bankers’ Liens and rights of setoff created or incurred on deposits or with respect to deposit accounts in the ordinary course of business, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or such Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers with respect to the sale of goods or delivery of services of the Company or any Subsidiary in the ordinary course of business;

(f) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement relating to an Investment or other transaction permitted under this Agreement;

(g) any encumbrance or restriction with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement to the extent permitted under Section 6.04; and

(h) Liens securing Indebtedness and other obligations in an amount not exceeding 5% of Consolidated Total Assets (as reflected in the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01) at any time outstanding.

SECTION 6.03. Fundamental Changes and Asset Sales.  (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or all or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into another Subsidiary; provided that in the case of any merger involving a Loan Party such merger must result in a Loan Party as the surviving entity (and any such merger involving the Company must result in the Company as the surviving entity), (iii) any Loan Party and any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Loan Party and any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Subsidiary, (iv) any Loan Party and any Subsidiary may dispose of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection and not for the purpose of any bulk sale or securitization transaction, (v) any Loan Party may make charitable donations in the ordinary course of business in accordance with past practice, (vi) the Company and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (C) dispose of assets in connection with the leasing, subleasing or licensing of real or personal property (including intellectual property) in the ordinary course of business, (D) enter into Sale and Leaseback Transactions permitted by Section 6.09, (E) sell, transfer, lease or otherwise dispose of its assets in connection with any Liens permitted under Section 6.02 or with any investments permitted under Section 6.04, (F) sell, transfer, lease or otherwise dispose of its assets to any joint venture so long as such disposition is an investment permitted under Section 6.04 and (G) make any other sales, transfers, leases or dispositions that, together with all other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (G) during any fiscal year of the Company, does not exceed 10% of Consolidated Total Assets (as reflected in the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01) and (vii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including any environmental cleaning solutions business or line of business that owns or develops related technology.

(c) The Company will not, and will not permit any of its Subsidiaries to, change the basis of its fiscal year from the basis in effect on the Effective Date.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.  The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except

(a) Permitted Investments;

(b) (i) investments by the Company existing on the date hereof in the capital stock of its Subsidiaries and (ii) other investments, capital contributions, loans, advances and book entries reflecting any of the foregoing by the Company in or to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary, in each case, in the case of this clause (ii), to the extent (x) existing on the Effective Date and set forth on Schedule 6.04(b)(ii) hereto, (y) anticipated as of the Effective Date and set forth on Schedule 6.04(b)(ii) hereto or (z) made after the Effective Date by conversion from such investment, capital contribution, loan, advance or book entry to another investment, capital contribution, loan, advance or book entry of like amount and involving the same entities;

(c) investments, capital contributions, loans, advances or book entries reflecting any of the foregoing made by the Company in or to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary (provided that, in addition to the investments, capital contributions, loans, advances and book entries permitted by clause (b) above, not more than $50,000,000 in investments, loans or advances or capital contributions may be made and remain outstanding pursuant to this clause (c), during the term of this Agreement, by any Loan Party to a Subsidiary which is not a Loan Party);

(d) Guarantees constituting Indebtedness permitted by Section 6.01;

(e) Permitted Acquisitions;

(f) investments in joint ventures and acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become wholly owned Subsidiaries of the Borrower; provided that the sum of the aggregate amount of such investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (f) after the Effective Date shall not exceed 10% of Consolidated Total Assets (as reflected in the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01) at any time outstanding;

(g) accounts receivable and extensions of trade credit to and extended payment terms to customers in the ordinary course of business consistent with past practice;

(h) investments in the form of promissory notes and other non-cash consideration received by the Company or any Subsidiary in connection with any disposition of assets to the extent permitted under Section 6.03;

(i) investments made in lieu of a dividend permitted by Section 6.06;

(j) investments consisting of prepaid rent or security deposits made by the Company and its Subsidiaries in the ordinary course of business;

(k) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l) loans or advances to directors and employees of the Company or any Subsidiary made in the ordinary course of business; provided that the aggregate outstanding amount of such loans and advances at any time shall not exceed $1,000,000;

(m) capital expenditures not otherwise prohibited under this Agreement;

(n) Equity Interests of the Company acquired pursuant to a Restricted Payment permitted under Section 6.06 and held by the Company (provided that any such acquisition financed by the proceeds of Loans shall be made in compliance with applicable laws, rules and regulations, including Regulations T, U and X);

(o) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(p) investments in the form of Swap Agreements permitted by Section 6.05; and

(q) any other investment, capital contribution, loan, advance or book entries reflecting any of the foregoing (other than acquisitions) so long as the aggregate amount of all such investments does not exceed 10% of Consolidated Total Assets (as reflected in the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01) at any time.

SECTION 6.05. Swap Agreements.  The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.06. Restricted Payments.  The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (d) the Company may make any other Restricted Payment so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto (including pro forma effect); provided that, if, as of the date of making such Restricted Payment (and after giving pro forma effect thereto) the Leverage Ratio for the Company and its consolidated Subsidiaries would exceed the Applicable Ratio (as described in the table below), then the aggregate amount of Restricted Payments permitted pursuant to this clause (d) shall not exceed the Applicable Amount (corresponding to the Applicable Ratio, all as described in the table below) during any fiscal year of the Company:

Applicable Ratio	Applicable Amount
Less than 2.00 to 1.00	Unlimited / Not Applicable
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	$75,000,000
Greater than or equal to 2.50 to 1.00	$50,000,000

SECTION 6.07. Transactions with Affiliates.  The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate, (c) any transaction permitted under Section 6.01, 6.03, 6.04 or 6.06, (d) employment, indemnification, benefits and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards) entered into in the ordinary course of business with members of the management committee, officers and employees of the Company or a Subsidiary, (e) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, (f) transactions between the Company or any Subsidiary and any Person, a member of the governing board of which is also a member of the governing board of the Company or a Subsidiary which are expressly approved by the governing board of the Company or such Subsidiary, provided, however, that such member abstains from voting as a member of the governing board of the Company or such Subsidiary on any matter involving such other Person and (g) the payment of fees, expenses, indemnities or other payments pursuant to the agreements set forth on Schedule 6.07.

SECTION 6.08. Restrictive Agreements.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien in favor of the Administrative Agent upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, by the Permitted Pro Rata Secured Financings and (B) customary restrictions and conditions, including net worth, leverage and other financial covenants and customary covenants regarding business operations or encumbrances, on then-market terms (for the applicable Indebtedness) imposed under the terms of any other Indebtedness permitted under clauses (b), (e), (f), (h), (i) or (p) of Section 6.01, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) or existing at the time of any acquisition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements with surety companies that waive or prohibit subrogation of claims and/or prohibit parties to such agreements from collecting intercompany obligations until obligations to the applicable surety company have been paid or satisfied, in each case after a claim is made upon such surety company, (iv) the foregoing shall not apply to customary provisions in licenses, governmental permits, leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under Section 6.04, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (viii) the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to the disposition of any property permitted by Section 6.03 pending the consummation of such disposition.

SECTION 6.09. Sale and Leasebacks.  The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction except that the Company and any Subsidiary may become and remain liable as lessee, guarantor or other surety with respect to any lease under a Sale and Leaseback Transaction if and to the extent that the Company or any Subsidiary would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under Section 6.01.

SECTION 6.10. Financial Covenants.

(a) Maximum Leverage Ratio.   The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after March 31, 2011, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.00 to 1.00.

(b) Minimum Interest Coverage Ratio.  The Company will not permit the ratio, determined as of the end of each of its fiscal quarters ending on and after March 31, 2011, of (i) Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter to (ii) Consolidated Interest Expense for such period, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.50 to 1.00

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) (i) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (solely with respect to any Borrower’s existence), 5.08, 5.09 or 5.10, or in Article VI or (ii) Article X or any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Company or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder;

(e) any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, beyond the period of grace, if any but in no event beyond five (5) Business Days, provided in the instrument or document under which such Indebtedness was created;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided; or

(o) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Any proceeds of Pledged Equity received by the Agents after an Event of Default has occurred and is continuing and the Agents so elect or the Required Lenders so direct, such funds shall be applied, subject to the terms of the Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents and the Issuing Bank from the Loan Parties, second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties, third, to pay interest then due and payable on the Loans ratably, fourth, on a ratable basis, to prepay principal on the Loans and unreimbursed LC Disbursements, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements to be held as cash collateral for such Obligations, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations, and fifth, to the payment of any other Obligation due to the Agents or any Lender by the Loan Parties.  The Agents and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in accordance with the terms of the Intercreditor Agreement, exercise any rights and remedies provided to the Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and each of the Lenders and the Issuing Bank authorizes each of the Agents to enter into the Intercreditor Agreement, on behalf of such Lender and the Issuing Bank (each Lender and the Issuing Bank hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto) and to take such actions on its behalf, including execution of the other Loan Documents, and on behalf of the Secured Parties and to exercise such powers as are delegated to the Agents by the terms hereof and the terms of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or as otherwise set forth in the Intercreditor Agreement, and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as either Agent or any of its Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and neither shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document (other than the Intercreditor Agreement) or other instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) the creation, perfection or priority of Liens on the Pledged Equity or the existence of the Pledged Equity.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agents may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Either Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by such Agent.  The Agents and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of the Agents and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company.  Upon any such resignation, the Required Lenders shall have the right, with the approval of the Company (such approval not to be unreasonably withheld or delayed), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code.  Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Pledge Agreements to which it is a party and to take all action contemplated by such documents.  Each Lender agrees that no Secured Parties (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Pledge Agreements.  In the event that any Pledged Equity is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Pledged Equity in favor of the Collateral Agent on behalf of the Secured Parties.  The Lenders and the Administrative Agent hereby authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Pledged Equity (i) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (ii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder.  Upon request by the Collateral Agent at any time, the Lenders and the Administrative Agent will confirm in writing the Collateral Agent’s authority to release particular types or items of Pledged Equity pursuant hereto.  Upon any sale or transfer of assets constituting Pledged Equity which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days’ prior written request by the Company to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to) execute such documents as may be necessary or reasonably requested by the Company to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Pledged Equity that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Pledged Equity.

The Lenders hereby authorize the Administrative Agent to release any Subsidiary from the Subsidiary Guaranty if (i) the Company notifies the Administrative Agent, following a fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 (a) or (b), that such

Subsidiary is not a Material Subsidiary and the requirements of the definition of Material Subsidiary are otherwise satisfied, (ii) all or substantially all of the assets or Equity Interests of a Subsidiary entitled to vote in the election of the board of directors (or any other applicable governing body) of such Subsidiary are disposed of as permitted under Section 6.03 or (iii) such Subsidiary is liquidated or dissolved as permitted under Section 6.03.  Upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to) execute such documents as may be necessary or reasonably requested by the Company to evidence the release of a Subsidiary from the Subsidiary Guaranty pursuant to the terms of this paragraph.

In connection with a Foreign Subsidiary Borrower organized under the laws of England and Wales (a “UK Borrower”), each Lender (i) irrevocably appoints the Administrative Agent to act as syndicate manager under, and authorizes the Administrative Agent to operate, and take any action necessary or desirable under, the Provisional Treaty Relief scheme as described in the United Kingdom’s Inland Revenue Guidelines dated January 2003 and administered by the United Kingdom’s H.M. Revenue & Custom’s Centre for Non-Residents (the “PTR Scheme”) in connection with this Agreement, (ii) shall co-operate with the Administrative Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme and (iii) without limiting the liability of any UK Borrower under this Agreement, shall, within 5 Business Days of demand, indemnify the Administrative Agent for any liability or loss incurred by the Administrative Agent as a result of the Administrative Agent acting as syndicate manager under the PTR Scheme in connection with such Lender’s participation in any Loan (except to the extent that the liability or loss arises directly from the Administrative Agent’s gross negligence or willful misconduct).  Each UK Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme and act in accordance with any provisional notice issued by the UK Inland Revenue under the PTR Scheme.  The Administrative Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to any UK Borrower.  All parties hereto acknowledge that (i) the Administrative Agent is entitled to rely completely upon information provided to it in connection with this paragraph, (ii) is not obliged to undertake any enquiry into the accuracy of such information, nor into the taxation status of any Lender or, as the case may be, any UK Borrower providing such information and (iii) shall have no liability to any person for the accuracy of any information it submits in connection with this paragraph.

Each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by each Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by any Borrower or any Subsidiary in connection with this Agreement, and agree that the Collateral Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by any Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement.  Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), JPMorgan Chase Bank, N.A. as Collateral Agent may acquire and be the holder of any bond issued by any Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Borrower or any Subsidiary).

The Collateral Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any subsidiary of the Company which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”).  Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Collateral Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed as satisfaction of the corresponding amount of the Parallel Debt.  The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Collateral Agent is not effective until its rights under the Parallel Debt are assigned to the successor Collateral Agent.

The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Borrowers as will be further described in a separate German law governed parallel debt undertaking.  The Collateral Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Pledge Agreement which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case in its own name and for the account of the Secured Parties.  Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Collateral Agent to enter as its agent in its name and on its behalf into any German law governed Pledge Agreement, to accept as its agent in its name and on its behalf any pledge under such Pledge Agreement and to agree to and execute as agent its in its name and on its behalf any amendments, supplements and other alterations to any such Pledge Agreement and to release any such Pledge Agreement and any pledge created under any such Pledge Agreement in accordance with the provisions herein and/or the provisions in any such Pledge Agreement.

No agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without the prior written consent of the Collateral Agent.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it c/o Tennant Company, 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55422, Attention of Tom Paulson, Chief Financial Officer (Telecopy No. (763) 513-1811; Telephone No. (763) 540-1204), along with a copy (in the case of a notice of Default) to the attention of General Counsel at the same address;

(ii) if to the Administrative Agent or the Collateral Agent, to (A) in the case of Borrowings by the Company denominated in Dollars, JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, Attention of Margaret Seweryn (Telecopy No. (312) 385-7098; margaret.m.seweryn@jpmchase.com) and (B) in the case of Borrowings by any Foreign Subsidiary Borrower or denominated in Agreed Currencies other than Dollars, JPMorgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of Lesley Pluck (Telecopy No. 011-44207-777-2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, 6th Floor, Chicago, Illinois 60603, Attention of Michael Kelly (Telecopy No. (312) 325-3239);

(iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, Attention of Margaret Seweryn (Telecopy No. (312) 385-7098; margaret.m.seweryn@jpmchase.com);

(iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, Attention of Margaret Seweryn (Telecopy No. (312) 385-7098; margaret.m.seweryn@jpmchase.com); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the

Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Company or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Subsidiary Guaranty or release all or substantially all of the Pledged Equity, as applicable, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Pledged Equity and release the Subsidiary Guarantors from the Subsidiary Guaranty (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Obligations, (ii) under the circumstances set forth in the ninth and tenth paragraphs of Article VIII or (iii) as required to effect any sale or other disposition of such Pledged Equity in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Pledged Equity.

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.  (a)  The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  Except as expressly otherwise set forth in Section 5.06, expenses being reimbursed by the Company under this Section include, without limiting the generality of the foregoing, reasonable costs and expenses incurred in connection with (x) appraisals and insurance reviews and (y) field examinations and the preparation of Reports based on the fees charged by a third party retained by either Agent or the reasonable internally allocated fees for each Person employed by either Agent with respect to each field examination.

(b) The Company shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from the material breach in bad faith by such Indemnitee of its express contractual obligations under the Loan Documents pursuant to a claim made by the Company.  A Person seeking to be indemnified under this Section 9.03 shall notify the Company of any event requiring indemnification within 30 days following such Person’s receipt of notice of commencement of any action or proceeding, or such Person’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder, and furthermore such Person agrees to notify the Company from time to time of the status of any such action or proceeding; provided, that the failure to so notify the Company shall not affect the Company’s duty or obligations under this Section 9.03.

(c) To the extent that the Company fails to pay any amount required to be paid by it to any Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or from the material breach in bad faith by such Indemnitee of its express contractual obligations under the Loan Documents pursuant to a claim made by the Company, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04. Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)  Any Lender may, without the consent of the Company, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City.  The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary).  Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23.  Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company).  Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower.  To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the

Loan Documents.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any of its Subsidiaries.  For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information (and in any event in compliance in all material respects with applicable law regarding material non-public information).

SECTION 9.13. USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

ARTICLE X

Cross-Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last sentence of this Article X, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers.  Each Borrower further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any Swap Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.

Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.  Each Borrower further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, the Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrower to the Administrative Agent, the Issuing Bank and the Lenders.

Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of the Obligations.

Notwithstanding anything contained in this Article X to the contrary, no Foreign Subsidiary Borrower which is and remains an Affected Foreign Subsidiary shall be liable hereunder for any of the Loans made to, or any other Obligation incurred solely by or on behalf of, the Company or any Subsidiary Guarantor which is a Domestic Subsidiary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TENNANT COMPANY, as the Company

By:_______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Swingline Lender, as Issuing Bank, as Administrative Agent and as Collateral Agent

By:_______________________________
Name:
Title:

[OTHER AGENTS AND LENDERS]

By:_______________________________
Name:
Title:

Signature Page to Credit Agreement
Tennant Company

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$30,000,000

U.S. BANK NATIONAL ASSOCIATION	$25,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$25,000,000

RBS CITIZENS, N.A.	$25,000,000

HSBC BANK USA, N.A.	$20,000,000

AGGREGATE COMMITMENT	$125,000,000

SCHEDULE 2.02

MANDATORY COST

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Associated Costs Rate") for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in Pounds Sterling:

per cent. per annum
(b)	in relation to a Loan in any currency other than Pounds Sterling:

per cent. per annum.
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Facility Office" means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

(c)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e)
"Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

(f)	"Reference Banks" means, in relation to Mandatory Cost, the principal London offices of JPMorgan Chase Bank, N.A.

(g)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

(h)	"Unpaid Sum" means any sum due and payable but unpaid by any Borrower under the Loan Documents.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(i)	the jurisdiction of its Facility Office; and

(j)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Administrative Agent shall have no liability to any person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with the Company and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule 2.02 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 3.01 - Subsidiaries

		Subsidiary	Jurisdiction of Organization
		Applied Kehmaschinen GmbH	Federal Republic of Germany
		Applied Sweepers Group Leasing (U.K.)	United Kingdom
		Applied Sweepers Holdings. Limited	United Kingdom
		Applied Sweepers International. Limited	United Kingdom
		Floorep Limited	United Kingdom
		Hofmans Machinefabriek	Netherlands
		Nobles Floor Machines Limited	United Kingdom
		Recumbrimientos Tennant, S. de R.L. de C.V.	United Mexican States
		Servicios Integrados Tennant, S.A. de C.V.	United Mexican States
		Sociedade Alfa Ltda.	Federative Republic of Brazil
		Tennant Asia Pacific Holdings Private Ltd.	Republic of Singapore
		Tennant Australia Pty Limited	Australia
		Tennant B.V.	Netherlands
		Tennant CEE GmbH	Republic of Austria
		Tennant Cleaning Systems and Equipment (Shanghai) Co., Ltd.	People’s Republic of China
		Tennant Cleaning Systems India Private Limited	Republic of India
		Tennant Company Far East Headquarters PTE LTD	Republic of Singapore
		Tennant Europe B.V.	Netherlands
		Tennant Europe N.V.	Belgium
		Tennant France S.A.	French Republic
		Tennant GmbH & Co. KG	Federal Republic of Germany
	√	Tennant Holding B.V.	Netherlands
X	√	Tennant Holdings LLC	Minnesota
		Tennant International Holding B.V.	Netherlands
		Tennant N.V.	Netherlands
		Tennant Netherland Holding B.V.	Netherlands
		Tennant New Zealand Ltd.	New Zealand
		Tennant Portugal E. de L., S.U., L. da	Portuguese Republic
		Tennant SA Holdings LLC	Minnesota
		Tennant Sales & Service Canada ULC	British Columbia, Canada
X	√	Tennant Sales and Service Company	Minnesota
		Tennant Sales and Service Italy S.R.L.	Republic of Italy
		Tennant Sales and Service Scandinavia ApS	Kingdom of Denmark
		Tennant Sales and Service Spain, S.A.	Kingdom of Spain
		Tennant Scotland Limited	United Kingdom
		Tennant Sverige AB	Kingdom of Sweden
		Tennant UK Cleaning Solutions Limited	United Kingdom
		Tennant UK Limited	United Kingdom
		Tennant Uruguay S.A.	Eastern Republic of Uruguay
		Tennant Ventas & Servicios de Mexico, S.A. de C.V.	United Mexican States

	Tennant Verwaltungs-gesellschaft GmbH	Federal Republic of Germany
	Walter-Broadley Machines Limited	United Kingdom
	Walter-Broadley Limited	United Kingdom

The entities listed above are 100% owned by Tennant Company or one of its subsidiaries.
X	Entity is a Guarantor
√	Entity is a Material Subsidiary for purposes of the agreement.

Schedule 6.01
Indebtedness

Type of Indebtedness	Debt Holder	Amount in Local Currency	Conv. Rate as of 4-29-11	Amount in USD	Purpose	Maturity/Expiry

InterCompany Indebtedness
1	Tennant Company	¥13,627,530	6.489	$2,100,000	10-year term loan to Tennant Shanghai for general working capital purposes and acquisitions.	10/23/2016
2	Tennant Company	£18,500,250	1.67030	$30,900,968	10-year term loan for acqusition of ASL (TUKCSL) denominated in GBP.	28-Feb-18

Debt on Capital Assets and Capital Leases
1	Unibanco	R$ 141,783	0.63560	$90,117	Debt on rotomold machine	N/A
2	GE Financial Services			$496,176	US customer leasing partner	N/A
3	Hexabail	€ 2,280,657	1.48100	$3,377,653	European customer leasing partner	N/A
4	BMW Financial Services	€ 8,216	1.48100	$12,168	Car leases	N/A
5	Barclays Bank	£234,300	1.67030	$391,351	Capital Leases on owned equipment.	N/A
6	Clydesdale Bank	£531,362	1.67030	$887,534	Capital Leases on owned equipment.	N/A
Less interest included in Europe figures				($55,941)

Type of Indebtedness	Debt Holder	Amount Available in Local Currency		Amount Drawn in Local Currency	Amount Drawn in USD	Purpose

Foreign Subsidiary Indebtedness
1	Barclays	£234,300	1.67030	£234,300	$391,351.29	Hire Purchase Agreement
2	Clydesdale	£1,350,000	1.67030	£531,362	$887,533.95	Hire Purchase Agreement

Type of Indebtedness	Debt Holder	Amount in Local Currency		Amount in USD	Purpose	Maturity/Expiry

Stand by Letters of Credit/Bank Gauranties
1	US Bank	AUD 156,187	1.09610	$171,197	National Australia Bank, Australia	11/18/2011
2	US Bank			$81,500	Grasim Industries	6/17/2011
3	US Bank			$9,000	Louisville Gas and Electric	1/15/2011
4	US Bank			$1,750,000	Sentry Insurance	4/25/2012
5	Royal Bank of Scotland	€ 169,785	1.48100	$251,452	TCO guarantie to bank on behalf of Tennant UK Cleaning Solutions Ltd.	On Going
6	Royal Bank of Scotland	€ 150,000	1.48100	$222,150	TCO guarantie to bank on behalf of Tennant Europe B.V..	On Going
7	Royal Bank of Scotland	€ 150,000	1.48100	$222,150	TCO guarantie to bank on behalf of Tennant Europe N.V..	On Going
8	Royal Bank of Scotland	€ 200,000	1.48100	$296,200	TCO guarantie to bank on behalf of Tennant Sales and Service Spain SA.	On Going

Schedule 6.02
Liens

Financial Entity Holding Lien	Description of Lien		Amt in Foreign Currency	Rate at 4-29-11	USD

Unibanco - Brazil	Lien against Rotomold Machine	BRL	53,571.00	0.6356	$34,050

Unibanco - Brazil	Lien against Rotomold Machine	BRL	88,212.00	0.6356	$56,068

RBS	Restricted Cash - guarantee office rent Antwerp Belguim	EUR	129,422.00	1.481	$191,674

RBS	Restricted Cash - secures Credit Cards	EUR	10,000.00	1.481	$14,810

China Construction Bank	Restricted Cash - empress balance securing credit card balances	RMB	350,000	6.4893	$53,935

SCHEDULE 6.04(b)(ii)

EXISTING AND ANITICPATED INVESTMENTS

1.
Ordinary course capital contributions made pursuant to the requirements of applicable laws to the following Tennant Company subsidiaries: Tennant Scotland Limited, Applied Sweepers Limited, Tennant Sales and Service Company, Tennant Holding BV, Tennant Cleaning Systems and Equipment (Shanghai) Co. Ltd., Tennant Asia Pacific Holdings PTE Ltd., Tennant Holdings LLC, Tennant Sales and Service Canada ULC, and Tennant Company Far East Headquarters PTE Ltd..

2.
Tennant Holdings LLC and its wholly owned subsidiary Tennant SA Holdings LLC contributed US $ 13,263,476.41 (R$23,087,733.38) to Tennant do Brasil Equipamentos Ltda. in order to fund the acquisition of Sociedade Alfa Ltda. on March 31, 2008.  On May 31, 2008, Tennant do Brasil Equipamentos Ltda. merged with and into Sociedade Alfa Ltda., with Sociedade Alfa Ltda. being the surviving person.

3.
On April 17, 1991 Tennant Company incorporated Tennant Holding B.V (a first tier subsidiary and Affected Foreign Subsidiary).  Since incorporation, Tennant Company has made numerous capital contributions in the form of additional paid-in capital totaling $96,356,104.99 (€ 75,173,734.24) through December 31, 2010.

4.	On December 12, 2005, Tennant Company contributed $2,100,000 to Tennant Cleaning Systems and Equipment (Shanghai) Co. Ltd. (a first tier subsidiary) as additional paid-in-capital.

5.
On December 31, 2010, Tennant Sales and Service Company contributed the assets of its Canadian branch with a fair market value of US$ 13,923,000 (CAD$13,889,665) to Tennant Sales & Service Canada ULC in exchange for 13,889,665 shares to it at CAD$ 1 per share.

6.
Tennant Company currently has a trade receivable of € 24,563,719.97 owed by Tennant N.V. (a third tier subsidiary of Tennant Company) for the sale of inventory from Tennant Company to Tennant N.V. in the ordinary course.

7.
Tennant Company currently has a US$ 2,100,000 loan receivable from Tennant Cleaning Systems and Equipment (Shanghai) Co. Ltd. (a first tier subsidiary).  The loan is pursuant to a Loan Agreement dated October 23, 2006.  The loan proceeds were utilized for start-up working capital needs in the ordinary course.

8.
On December 11, 2008, Tennant N.V. (a third tier subsidiary)  entered into a Loan Agreement with OOO Tennant, a Russian limited liability company of which Tennant Europe B.V. (a fourth tier subsidiary of Tennant Company) is a 25% shareholder.  The principal amount of the loan to OOO Tennant is € 400,000 of which €150,000 is currently outstanding.

9.
On September 29, 2009, Tennant N.V. (a third tier subsidiary) entered into a Loan Agreement with IRC GmbH, an Austrian Limited Liability Company, for purposes of promoting rental of Tennant Company equipment exclusively.  The Loan Agreement was amended on June 30, 2010.

1

The principal amount of the loan was € 400,000, of which € 100,000 is currently outstanding and owing to Tennant N.V.

10.
On August 31, 2010, Tennant N.V. (a third tier subsidiary) entered into a Loan Agreement with Tennant Magyarország Kft, a Hungarian limited liability company of which Tennant Europe B.V. (a fourth tier subsidiary is a 40% shareholder.  The principal amount of the loan was € 200,000,  of which € 200,000 is currently outstanding.

11.
Tennant Company currently has a £18,500,250 loan receivable from Tennant Scotland Limited (a first tier subsidiary and Affected Foreign Subsidiary).  The loan is pursuant to a Loan Agreement dated February 28, 2008.  The loan proceeds of £18,500,250 along with a capital contribution of £18,500,250 by Tennant Company to Tennant Scotland Limited, totaling £37,000,000 were utilized to purchase the outstanding shares of Applied Sweepers Holdings Limited, a privately-held company based in Falkirk, Scotland, on February 29, 2008.

12.	Tennant Company currently has a £6,465,041 loan payable from Tennant Scotland Limited (a first tier subsidiary and Affected Foreign Subsidiary).

13.	Tennant Company anticipated intercompany transactions:

Prior to December 31, 2011, Tennant Company and it’s subsidiaries may enter into the following intercompany transactions:

Transaction #1:

Continued on next page

Step 1:	Tennant Netherland Holding B.V. contributes shares of Tennant B.V. to Tennant N.V.
Step 2:	A check the box entity election is filed for Tennant B.V. to be treated as a disregarded entity for US tax purposes.
Step 3:	Tennant Company will contribute cash in an amount not to exceed €13,500,000 to Tennant Holding B.V. The transaction is disregarded for US tax purposes.
Step 4:	Tennant Holding B.V. will contribute cash in an amount not to exceed €13,500,000 to Tennant Netherland Holding B.V.
Step 5:	Tennant Netherland Holding B.V. and Tennant Holding B.V will contribute cash in an amount not to exceed €13,500,000 to Tennant N.V. in proration to current ownership percentage.
Step 6:	Tennant N.V. will contribute cash in an amount not to exceed €13,500,000 to Tennant B.V.. The transaction is disregarded for US tax purposes.
Step 7:	Tennant N.V. sells intangible assets to Tennant B.V. in exchange for a combination of debt and cash. The transaction is disregarded for US tax purposes.
Step 8:	Tennant N.V. uses the cash proceeds received from Tennant B.V. to pay down the trade payable to Tennant Company also noted in item #6 above.

2

Transaction #2:
Step 1:	Tennant Company will contribute cash in an amount not to exceed €13,500,000 to Tennant Holding B.V.. The transaction is disregarded for US tax purposes.
Step 2:	Tennant Holding B.V. will contribute cash in an amount not to exceed €13,500,000 to Tennant Netherland Holding B.V.
Step 3:	Tennant Netherland Holding B.V. will pay-off various IC payables owed to Tennant N.V. and Tennant Europe B.V.
Step 4:	Tennant Europe B.V. will pay-off various IC payables owed to Tennant N.V.
Step 5:	Tennant N.V. will pay down the trade payable to Tennant Company also noted in item #6

3

SCHEDULE 6.07
Transactions with Affliates

NONE

SCHEDULE 6.08

Restrictive Agreements
NONE

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Tennant Company and certain Foreign Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of May 5, 2011 among Tennant Company, the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

1 Select as applicable.

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans2
$	$	%
$	$	%
$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

[Consented to:]3

TENNANT COMPANY

By:
Title:

2 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

OPINION OF IN-HOUSE COUNSEL FOR THE LOAN PARTIES

[Attached]

May 5, 2011

To the Administrative Agent, the Collateral Agent
and the Lenders described below:

Ladies and Gentlemen:

Reference is made to the Credit Agreement of even date herewith, (the “Credit Agreement”) among Tennant Company, a Minnesota corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time a party thereto (the “Foreign Subsidiary Borrowers”; together with the Company, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (the “Administrative Agent”).  Reference is also made to the Guaranty of even date herewith (the “Guaranty”) made by Tennant Sales and Service Company, a Minnesota corporation (“TSSC”) and Tennant Holdings LLC, a Minnesota limited liability company (“THLLC”) (collectively TSSC and THLLC may be referred to herein as the “Guarantors”) in favor of the Lenders.

I am the General Counsel of the Company and am familiar with the affairs of the Company, TSSC and THLLC relating to matters referred to in this opinion.  This opinion is being delivered in connection with (i) the Credit Agreement and (ii) the Guaranty (collectively, the Credit Agreement and the Guaranty may be referred to herein as “Transaction Documents”).  All capitalized terms used herein have the meanings assigned to them herein.

In rendering the opinions expressed below, I have examined the Transaction Documents, agreements executed in connection therewith or pursuant thereto and originals or conformed copies of such corporate records, agreements and instruments of the Company and the Guarantors, certificates of public officials and officers of the Company and the Guarantors, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed.  In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  I have also assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) by such parties, that such agreements or instruments have been duly executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of the Company and the Guarantors, and with respect to good standing and related matters, I have relied solely upon certificates of the Secretary of State of Minnesota.

1.           Each of the Company and the Guarantors is a corporation or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or limited liability company power to conduct its business in each jurisdiction in which its business is conducted.

2.           The execution and delivery by the Company and the Guarantors of the Transaction Documents and the performance by the Company and the Guarantors of their respective obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Company and the Guarantors and will not:

(a)           require any consent of the Company’s and the Guarantors’ shareholders or members (other than any such consent as has already been given and remains in full force and effect);

(b)           violate (i) the Company’s or any Guarantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (ii) the provisions of any indenture, material instrument or material agreement to which the Company or any Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder; or

(c)           result in, or require, the creation or imposition of any Lien (as defined in the Credit Agreement, a “Lien”) in, of or on the property of the Company or a Guarantor pursuant to the terms of any indenture, instrument or agreement binding upon the Company or any Guarantor other than the Transaction Documents.

3.           The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company.  The Transaction Documents to which the Guarantors are parties have been duly executed and delivered by such Guarantors.

4.           There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of my knowledge, threatened against the Company or any Guarantor (i) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement) or (ii) which challenge the validity of, or seek to enjoin the consummation of the transactions effected by, the Transaction Documents.

5.           Neither of the Company nor any Guarantor is, nor is required to be, registered as an “investment company” under the Investment Company Act of 1940.

SCOPE OF OPINION

My opinions set forth above are further subject to the following additional qualifications:

(a)           My opinions expressed above are limited to the law of the State of Minnesota and the federal laws of the United States of America.

(b)           I express no opinion as to compliance or the effect of noncompliance by the Administrative Agent, the Collateral Agent or the Lenders with any state or federal laws or regulations applicable to the Administrative Agent, the Collateral Agent or the Lenders in connection with the transactions described in the Transaction Documents.

The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities.  This opinion is solely for the benefit of the addressees hereof in connection with the transaction described in the first paragraph of this letter, may not be used or relied upon by the addressees hereof for any other purpose, and may not be used or relied upon by another person, other than the Administrative Agent’s, the Collateral Agent’s or the Lenders’ participants and assigns permitted under the Credit Agreement, for any purpose without my prior written approval.  No use of or reliance on this opinion by any person including, without limitation, the addressees hereof, shall imply or establish an attorney-client relationship between such person and me with respect to the Transaction Documents or the transactions contemplated therein, and such person, by using or relying on my opinion, disclaims any such attorney-client relationship with respect to the Transaction Documents or the transactions contemplated therein for any purpose without my prior written approval.  I disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

Heidi M. Wilson
Vice President, General Counsel and Secretary
Tennant Company

EXHIBIT B-2

OPINION OF U.S. COUNSEL FOR THE LOAN PARTIES

[Attached]

May 5, 2011

To the Administrative Agent, the Collateral Agent
and the Lenders described below:

Ladies and Gentlemen:

Reference is made to the Credit Agreement of even date herewith, (the “Credit Agreement”) among Tennant Company, a Minnesota corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time a party thereto (the “Foreign Subsidiary Borrowers”; together with the Company, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (the “Administrative Agent”).  Reference is also made to the Guaranty of even date herewith (the “Guaranty”) made by Tennant Sales and Service Company, a Minnesota corporation (“TSSC”) and Tennant Holdings LLC, a Minnesota limited liability company (“THLLC”) (collectively TSSC and THLLC may be referred to herein as the “Guarantors”) in favor of the Lenders.

We have acted as special counsel to the Company and the Guarantors.  This opinion is being delivered in connection with (i) the Credit Agreement and (ii) the Guaranty (collectively, the Credit Agreement and the Guaranty may be referred to herein as “Transaction Documents”).  This opinion is being delivered to you at the request of the Company.  All capitalized terms used herein have the meanings assigned to them herein.

In connection with this opinion, we have examined the Transaction Documents and such other documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Company and the Guarantors, their attorneys and officers, and of public officials, as well as the representations made in the Credit Agreement and the Guaranty.  We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our actual knowledge” or by other words to the same or similar effect.  Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Company in connection with the specific transactions contemplated by the Transaction Documents, no contrary information came to the attention of L. Joseph Genereux or Steven Khadavi, the attorneys in our firm who have represented the Company and the Guarantors in connection with

May 5, 2011

the transactions contemplated by the Transaction Documents and the preparation of this opinion.  In rendering such opinions, we have not conducted any independent investigation of the Company or the Guarantors or consulted with other attorneys in our firm with respect to the matters covered thereby.  No inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company or the Guarantors.

In rendering the opinions expressed below, we have assumed, with the Administrative Agent’s, the Collateral Agent’s and the Lenders’ permission and without verification:

(a)	the authenticity of all documents submitted to us as originals;

(b)	the genuineness of all signatures;

(c)	the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies;

(d)	the legal capacity of natural persons;

(e)	that all conditions precedent to the effectiveness of the Transaction Documents have been satisfied or waived;

(f)	the accuracy as to factual matters of the representations and warranties of the Company and the Guarantors contained in the Transaction Documents;

(g)	that the Company and the Guarantors are engaged in the business of manufacturing and distributing equipment and cleaning products;

(h)
with respect to the Administrative Agent, the Collateral Agent and the Lenders, that such parties (i) have the requisite power and authority (corporate or otherwise) to execute, deliver and perform all agreements or instruments relevant hereto, (ii) have taken all necessary action (whether corporate or otherwise) to authorize the execution, delivery and performance of its obligations under such agreements or instruments and (iii) have duly executed and delivered such agreements or instruments, and that such agreements or instruments constitute the valid, binding and enforceable obligations of such parties;

(i)	that:

(1) The Company is a corporation duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(2) The execution and delivery by the Company of the Transaction Documents to which it is a party, and the performance by the Company of its

May 5, 2011

obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Company and will not:

(A) require any consent of the Company’s shareholders or members (other than any such consent as has already been given and remains in full force and effect); or

(B) violate (i) the Company’s articles of incorporation or by-laws, or (ii) the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder.

(3) The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company; and

(j)	that:

(1) Each Guarantor is a corporation or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(2) The execution and delivery by the Guarantors of the Transaction Documents to which such Guarantors are parties and the performance by the Guarantors of their obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings, as the case may be, on the part of the Guarantors and will not:

(A) require any consent of any of the Guarantors’ shareholders or members (other than any such consent as has already been given and remains in full force and effect); or

(B) violate (i) any Guarantor’s articles or certificate of incorporation, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (ii) the provisions of any indenture, instrument or agreement to which any Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder.

(3) The Transaction Documents to which the Guarantors are parties have been duly executed and delivered by each Guarantor.

Based on the foregoing, we are of the opinion that:

May 5, 2011

1.           The Transaction Documents to which the Company or any Guarantor is a party constitute the legal, valid and binding obligations of the Company or such Guarantor, as the case may be, enforceable against the Company or such Guarantor, as the case may be, in accordance with their respective terms.

2.           The execution and delivery by the Company or any Guarantor of the Transaction Documents to which the Company or any Guarantor is a party, will not violate or cause a breach of any statute of the United States, the State of Minnesota, the State of New York or any rule or regulation of any governmental authority or regulatory body of the United States, the State of Minnesota or the State of New York, or any judgment, order or decree known to us and applicable to the Company of any court, governmental authority or arbitrator.

3.           No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any Guarantor, is required to be obtained by the Company or any Guarantor in connection with the execution and delivery of the Transaction Documents, the borrowings under the Credit Agreement, the payment and performance by the Company of the Secured Obligations (as defined in the Credit Agreement), or the legality, validity, binding effect or enforceability of any of the Transaction Documents except filings to perfect security interests, if any.

4.           Subject to the following three sentences, in any action or proceeding arising out of or relating to any Transaction Document, which states that it is to be governed by the law of New York, in any court of the State of New York or in any federal court sitting in the State of New York, such court would recognize and give effect to the provisions of such agreement relating to the parties’ choice of New York law as governing such agreement.  Under Article 9 of the Uniform Commercial Code as enacted in the State of New York, the law of the State of Minnesota will govern the perfection and the effect of perfection and non-perfection of liens and security interests, if any, granted by the Company and each of the Guarantors in their respective personal property and, as to personal property located in the State of Minnesota, the priority of liens and security interests granted therein by the Company or a Guarantor and the enforcement of remedies.  Such courts might not give effect to such choice of law provisions if giving effect to such provisions were determined to be contrary to a fundamental policy of the State of New York at such time, but we are not aware of any existing precedent refusing to give effect to a choice of law provision in a substantial commercial contract on purely public policy grounds.  In addition, we have assumed for the purposes of this opinion that in selecting New York law the parties are acting in good faith and without an intent to evade the law of any other State.

May 5, 2011

SCOPE OF OPINION

Our opinions set forth above are further subject to the following additional qualifications:

(a)
Our opinions expressed above are limited to the law of the State of Minnesota, the law of the State of New York and the federal law of the United States of America.  We assume no responsibility as to the applicability to this transaction, or the effect thereon, of the laws of any other jurisdiction.

(b)
Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity).  In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

(c)	Our opinions are further subject to other laws and judicial decisions affecting the rights of creditors and secured creditors generally, including, without limitation, the following:

(i)	We express no opinion as to the enforceability of provisions of the Transaction Documents to the extent they contain:

(A)	choice of law or forum selection provisions except as set forth in paragraph 4 above, or any provision that purports to confer jurisdiction upon any court or other tribunal;

(B)
waivers by the Company or any Guarantor of any statutory or constitutional rights or remedies, the right to recover certain types of damages, the right to impose counterclaims, or statutes of limitations or the tolling thereof;

(C)	grants to the Administrative Agent, the Collateral Agent or the Lenders of powers of attorney;

(D)
cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party;

May 5, 2011

(E)
provisions requiring of the Company or any Guarantor to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered by the Lenders as a result of such prepayment, default or termination;

(F)
provisions that excuse any person from liability for, or require any person to indemnify any other person against the indemnified person’s negligence or willful misconduct or any other indemnification agreement that may be contrary to federal or state securities laws or public policy;

(G)	provisions that purport to render prohibited transfers null and void;

(H)	provisions purporting to establish evidentiary standards; or

(I)	provisions to the effect that the terms of any document may not be waived or modified orally or by course of conduct; and

(ii)
Notwithstanding any language of the Transaction Documents to the contrary, the Lenders, the Administrative Agent and the Collateral Agent may be limited to recovery of only reasonable expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, with respect to the retaking, holding, preparing for sale, selling, pledging, hypothecating or otherwise transferring collateral.

(d)
We express no opinion concerning the Company’s or any Guarantor’s rights in or title to, or the creation, perfection or priority of any lien, mortgage or other similar interest in any personal property or real property.

(e)
We express no opinion as to compliance or the effect of noncompliance by the Administrative Agent, the Collateral Agent or any Lender with any state or federal laws or regulations applicable to the Administrative Agent, the Collateral Agent or any Lender in connection with the transactions described in the Transaction Documents.

(f)	Our opinions in paragraph 1 above, as to the Guaranty are subject to the defenses available to a guarantor under applicable law.

(g)
Section 290.371, subd. 4, of the Minnesota Statutes provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation

May 5, 2011

has filed a Notice of Business Activities Report and that the use of the courts of the State of Minnesota for all contracts executed and all causes of actions that arose before the end of any period for which a corporation failed to file a required report is precluded.  Paragraph (c) of that statute, set forth below, provides that once the corporation has paid, or has adequately provided for, all taxes, interest and civil penalties due the State of Minnesota for all prior periods, said cause of action must be restored.  The court in which the issues arise must excuse the corporation for its failure to file a Notice of Business Activities Report when due, and restore the corporation’s cause of action under the laws of this state, if the corporation has paid all taxes, interest, and civil penalties due the state for all periods, or provided for payment of them by adequate security or bond approved by the commissioner.  In addition, in certain circumstances specified in Minnesota Statutes, Section 290.371, subdivision 2, a corporation may be exempt from filing a Notice of Business Activities Report.  Insofar as the foregoing opinion may relate to the enforceability of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce any such agreement has either (i) at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports, or (ii) complied with or will comply with the requirements of Minnesota Statutes, Section 290.371, subd. 4, par. (c).

(h)
In rendering our opinions in paragraphs 2 and 3 above, we are only opining as to orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions necessary for each of the Company and Guarantors to execute, deliver and perform its respective obligations under the Transaction Documents, and we express no opinion with respect to any order, consent, approval, license, authorization, validation, filing, recording, registration, exemption or other action from or with any governmental authority or agency required generally in connection with the day-to-day business or operations of the Company or the Guarantors.

(i)
Except as set forth in paragraphs 2 and 3 above, with respect to Minnesota, New York and federal law, we express no opinion as to compliance or the effect of noncompliance by the Company or any Guarantor with any state or federal laws or regulations applicable to the Company or any Guarantor in connection with the transactions described in the Transaction Documents.

(j)
Our opinions in paragraphs 2 and 3 above, are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations, exemptions, permits and approvals necessary for the conduct of the Company’s and the Guarantors’

May 5, 2011

business.  In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any state or federal securities laws, land use, safety, hazardous material, environmental or similar law, or any local or regional law.  In rendering such opinions, we have not conducted any independent investigation of the Company or the Guarantors or consulted with other attorneys in our firm with respect to the matters covered thereby.  No inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company or the Guarantors.

The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities.  This opinion is solely for the benefit of the addressees hereof in connection with the transaction described in the first paragraph of this letter, may not be used or relied upon by the addressees hereof for any other purpose, and may not be used or relied upon, circulated, quoted or referred to, nor may copies of this opinion be delivered to, another person, other than the Administrative Agent’s, the Collateral Agent’s and the Lenders’ participants and assigns permitted under the Credit Agreement, for any purpose without our prior written approval; provided, however, that a copy of this opinion may be (i) circulated or delivered to any person to the extent required by applicable laws or regulations or by legal process and (ii) delivered to the Administrative Agent’s, the Collateral Agent’s or any Lender’s auditors, advisors, counsels, any Governmental Authority (as defined in the Credit Agreement) or any other person, if requested or required, in the exercise of audit or regulatory oversight of the Administrative Agent, the Collateral Agent or such Lender; and provided further that such permitted use or reliance, including by the addressees hereof, shall not imply or establish an attorney-client relationship between such party using or relying upon this opinion and this firm with respect to any Transaction Document or the transactions contemplated therein, and such party, by using or relying on our opinion, disclaims any such attorney-client relationship with respect to any Transaction Document or the transactions contemplated therein.  We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

LJG/SK

4828-1534-2089\3

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of May 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tennant Company (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Commitments under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to request an increase the aggregate Commitments pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________].

2.  The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:____________________________________
Name:
Title:

Accepted and agreed to as of the date first written above:

TENNANT COMPANY

By:______________________________________
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:______________________________________
Name:
Title:

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EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), to the Credit Agreement, dated as of May 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tennant Company (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[__________].

2.  The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.  The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4.  The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

TENNANT COMPANY

By:_____________________________________
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:_____________________________________
Name:
Title:

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EXHIBIT E

TENNANT COMPANY
CERTAIN FOREIGN SUBSIDIARY BORROWERS

CREDIT FACILITIES

May 5, 2011

LIST OF CLOSING DOCUMENTS1

A.           LOAN DOCUMENTS

1.
Credit Agreement (the “Credit Agreement”) by and among Tennant Company, a Minnesota corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of $125,000,000.

SCHEDULES

Schedule 2.01	-- Commitments
Schedule 2.02	-- Mandatory Cost
Schedule 3.01	-- Subsidiaries
Schedule 6.01	-- Existing Indebtedness
Schedule 6.02	-- Existing Liens
Schedule 6.04(b)(ii)	-- Existing and Contemplated Investments
Schedule 6.08	-- Existing Restrictions

EXHIBITS

Exhibit A	-- Form of Assignment and Assumption
Exhibit B-1	-- Form of Opinion of Loan Parties’ In-House Counsel
Exhibit B-2	-- Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit C	-- Form of Increasing Lender Supplement
Exhibit D	-- Form of Augmenting Lender Supplement
Exhibit E	-- List of Closing Documents
Exhibit F-1	-- Form of Borrowing Subsidiary Agreement
Exhibit F-2	-- Form of Borrowing Subsidiary Termination
Exhibit G	-- Form of Subsidiary Guaranty
Exhibit H	-- Form of Pledge Agreement
Exhibit I	-- Form of Intercreditor Agreement

1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement.  Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel.

2.	Notes executed by the Company in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

3.	Guaranty executed by the initial Subsidiary Guarantors (collectively with the Borrowers, the “Loan Parties”) in favor of the Administrative Agent.

B.           CORPORATE DOCUMENTS

4.
Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such secretary of state, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Company) authorized to request Borrowing or an LC Disbursement under the Credit Agreement.

5.	Good Standing Certificate for each Loan Party from the Secretary of State of the jurisdiction of its organization.

C.           OPINIONS

6.           Opinion of Heidi M. Wilson, General Counsel of the Loan Parties.

7.           Opinion of Dorsey & Whitney LLP, U.S. Counsel for the Loan Parties.

D.           CLOSING CERTIFICATES AND MISCELLANEOUS

8.
A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying the following: (i) all of the representations and warranties of the Company set forth in the Credit Agreement are true and correct and (ii) no Default has occurred and is then continuing.

9.	Payoff letter evidencing the repayment, cancellation and termination of the Existing Credit Agreement and the “Loan Documents” thereunder.

10.	Amendment to Private Shelf Agreement.

11.	Intercreditor Agreement.

E.	POST-CLOSING DOCUMENTS

12.	Foreign pledge agreements and related instruments.

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13.	Foreign pledge opinions.

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EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [_____], among Tennant Company, a Minnesota corporation (the “Company”), [Name of Foreign Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of May 5, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Foreign Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Foreign Subsidiary Borrower.  In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.  [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct as of that date.  [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with the provisions of section 151 of the Companies Act 1985 of England and Wales (as amended).]2[INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS]  The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary.  Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

5 To be included only if a New Borrowing Subsidiary will be a Borrower organized under the laws of England and Wales.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

TENNANT COMPANY By: _________________________________ Name: Title:

[NAME OF NEW BORROWING SUBSIDIARY] By: _________________________________ Name: Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent By: _________________________________ Name: Title:

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.
as Administrative Agent
for the Lenders referred to below
10 South Dearborn
Chicago, Illinois 60603
Attention:  [__________]

[Date]

Ladies and Gentlemen:

The undersigned, Tennant Company (the “Company”), refers to the Credit Agreement dated as of May 5, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Foreign Subsidiary Borrower under the Credit Agreement.  [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

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This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

TENNANT COMPANY

By: ______________________________
       Name:
       Title:

Copy to: JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017

EXHIBIT G

FORM OF SUBSIDIARY GUARANTY

[Attached]

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of April [__], 2011, by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Company which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Obligations (as defined below), under the Credit Agreement referred to below.

WITNESSETH

WHEREAS, Tennant Company, a Minnesota corporation (the “Company”), the Foreign Subsidiary Borrowers parties thereto (the “Foreign Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) have entered into a certain Credit Agreement dated as of April [__], 2011 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrowers;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiary Guarantors required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Obligations; and

WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrowers;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.  Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

SECTION 2.  Representations, Warranties and Covenants.  Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:

(A)  It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

(B)  It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(C)  Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its articles or certificate of incorporation (or equivalent charter documents), limited liability company or partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which any of the Borrowers or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or (ii) conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on its property pursuant to the terms of, any such indenture, instrument or agreement (other than any Loan Document).  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Guaranteed Obligations shall remain unpaid, it will, and, if necessary, will enable each of the Borrowers to, fully comply with those covenants and agreements of such Borrower applicable to such Guarantor set forth in the Credit Agreement.

SECTION 3.  The Guaranty.  Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to any Borrower pursuant to the Credit Agreement, (ii) any obligations of any Borrower to reimburse LC Disbursements (“Reimbursement Obligations”), (iii) all obligations of any Borrower owing to any Lender or any affiliate of any Lender under any Swap Agreement or Banking Services Agreement, (iv) all other amounts payable by any Borrower or any of its Subsidiaries under the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents and (v) the punctual and faithful performance, keeping, observance, and fulfillment by any Borrower of all of the agreements, conditions, covenants, and obligations of such Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”).  Upon (x) the failure by any Borrower or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the relevant Loan Document, as the case may be.  Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

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SECTION 4.  Guaranty Unconditional.  The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(A)  any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(B)  any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;

(C)  any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(D)  any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of such Borrower or any other guarantor of any of the Guaranteed Obligations;

(E)  the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(F)  the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(G)  the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

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(H)  the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(I)  any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(J)  the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(K)  the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(L)  any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.

SECTION 5.  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired.  If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by any Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.  The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated but if currency control or exchange regulations are imposed in the country which issues such currency with the result such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

SECTION 6.  General Waivers; Additional Waivers.

(A)  General Waivers.  Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(B)  Additional Waivers.  Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

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(i)  any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)  (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Administrative Agent and Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)  its right, if any, to require the Administrative Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Guaranteed Obligations has or may have against, the other Guarantors or any third party, or against any Pledged Equity provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)  (a) any rights to assert against the Administrative Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of:  the impairment or suspension of the Administrative Agent’s and the other Holders of Guaranteed Obligations' rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Administrative Agent’s and the other Holders of Guaranteed Obligations' intervention or omission; or the acceptance by the Administrative Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

(v)  any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Administrative Agent and the other Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled

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“Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 7.  Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(A)  Subordination of Subrogation.  Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Holders of Guaranteed Obligations, the Issuing Bank or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations, the Issuing Bank and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Borrower to the Holders of Guaranteed Obligations or the Issuing Bank.  Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash.  Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).

(B)  Subordination of Intercompany Indebtedness.  Each Guarantor agrees that any and all claims of such Guarantor against any Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness.  Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which

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shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among any Borrower and the Holders of Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations.  If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among any Borrower and the Holders of Guaranteed Obligations have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 8.  Contribution with Respect to Guaranteed Obligations.

(A)  To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(B)  As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(C)  This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

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(D)  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(E)  The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.

SECTION 9.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 10.  Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Company at the address of the Company set forth in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.

SECTION 11.  No Waivers.  No failure or delay by the Administrative Agent or any other Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.  Successors and Assigns.  This Guaranty is for the benefit of the Administrative Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

SECTION 13.  Changes in Writing.  Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement.

SECTION 14.  GOVERNING LAW.  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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SECTION 15.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.

(A)  CONSENT TO JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE CITY OF NEW YORK.

(B)  EACH GUARANTOR WHICH IS A FOREIGN SUBSIDIARY (A “FOREIGN GUARANTOR”) IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN CLAUSE (A) ABOVE.  SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH FOREIGN GUARANTOR UNTIL ALL GUARANTEED OBLIGATIONS PAYABLE BY SUCH FOREIGN GUARANTOR HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF.  EACH FOREIGN GUARANTOR HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN CLAUSE (A) ABOVE BY SERVICE OF PROCESS UPON THE COMPANY AS PROVIDED IN THIS CLAUSE (B); PROVIDED THAT, TO THE EXTENT LAWFUL AND POSSIBLE, NOTICE OF SAID SERVICE UPON SUCH AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY OR TO ANY OTHER ADDRESS OF WHICH SUCH FOREIGN GUARANTOR SHALL HAVE GIVEN WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT (WITH A COPY THEREOF TO THE COMPANY).  EACH FOREIGN GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH FOREIGN GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH FOREIGN GUARANTOR.  NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(C)  WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY WAIVES  TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.

(D)  TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 16.  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Guaranty.  In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 17.  Taxes, Expenses of Enforcement, etc.

(A)  Taxes.

(i)  All payments by any Guarantor to or for the account of any Lender, the Issuing Bank, the Administrative Agent or any other Holder of Guaranteed Obligations hereunder or under any promissory note or application for a Letter of Credit shall be made free and clear of and without deduction for any and all Taxes.  If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuing Bank, the Administrative Agent or any other Holder of Guaranteed Obligations, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 17(A)) such Lender, the Issuing Bank, the Administrative Agent or any other Holder of Guaranteed Obligations (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Guarantor shall make such deductions, (c) such Guarantor shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Guarantor shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

(ii)  In addition, the Guarantors hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any promissory note or application for a Letter of Credit or from the execution or delivery of, or otherwise with respect to, this Guaranty or any promissory note or application for a Letter of Credit (“Other Taxes”).

(iii)  The Guarantors hereby agree to indemnify the Administrative Agent, the Issuing Bank, each Lender and any other Holder of Guaranteed Obligations for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 17(A)) paid by the Administrative Agent, the Issuing Bank, such

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Lender or such other Holder of Guaranteed Obligations and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent, the Issuing Bank, such Lender or such other Holder of Obligations makes demand therefor.

(iv)  By accepting the benefits hereof, each Foreign Lender agrees that it will comply with Section 2.17(e) of the Credit Agreement.

(B)  Expenses of Enforcement, Etc.  The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent and the other Holders of Guaranteed Obligations, which attorneys may be employees of the Administrative Agent or the other Holders of Guaranteed Obligations) paid or incurred by the Administrative Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.  The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the other Holders of Guaranteed Obligations on a pro rata basis for application in accordance with the terms of the Credit Agreement.

SECTION 18.  Setoff.  At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Administrative Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Credit Agreement toward the payment of all or any part of the Guaranteed Obligations  (i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Administrative Agent) or any of their respective affiliates.

SECTION 19.  Financial Information.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each of the Borrowers and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances.  In the event any Holder of Guaranteed Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 20.  Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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SECTION 21.  Merger.  This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations (including the Administrative Agent).

SECTION 22.  Headings.  Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 23.  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency and (b) amounts shared with other Holders of Guaranteed Obligations as a result of allocations of such excess as a disproportionate payment to such other Holder of Guaranteed Obligations under Section 2.18 of the Credit Agreement, such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

Remainder of Page Intentionally Blank.

CH1 5829188v.2

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IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[GUARANTORS]

By:___________________________________
Name:
Title:

Signature Page to
Subsidiary Guaranty

Acknowledged and Agreed
as of the date first written above:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:_____________________________________
Name:
Title:

Signature Page to
Subsidiary Guaranty

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (the “Guaranty”) made as of April [__], 2011, by and among [GUARANTORS TO COME] (the “Initial Guarantors” and along with any additional Subsidiaries of the Company, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty.  By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.  By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR]

By:_____________________________
Its:

EXHIBIT H

[FORM OF]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of [_______], (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), is entered into by and between Tennant Company, a Minnesota corporation (the “Company”) and the other Subsidiaries of the Company listed on the signature pages hereof (together with the Company, the “Initial Pledgors”), and certain other Subsidiaries of the Company from time to time signatories hereto pursuant to a supplement in the form of Exhibit A (the Initial Pledgors and each such other Subsidiary is individually referred to herein as a “Pledgor” and collectively as the “Pledgors”), and JPMorgan Chase Bank, N.A., as contractual representative (the “Collateral Agent”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below).  Capitalized terms used herein and not otherwise defined herein (including, without limitation, Section 1 hereof) shall have the respective meanings ascribed to such terms in the Credit Agreement.

RECITALS:

WHEREAS, the Company, certain Subsidiaries of the Company from time to time parties thereto as borrowers (together with the Company, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, have entered into that certain Credit Agreement dated as of May 5, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and the agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, including, without limitation, any guaranty delivered in connection therewith, the “Loan Documents”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers;

WHEREAS, the Pledgors wish to secure their obligations to the Secured Parties pursuant to the terms of this Pledge Agreement;

WHEREAS, each of the Pledgors is willing to pledge its capital stock, membership interests or partnership interests in certain of its Subsidiaries to the Collateral Agent, for the benefit of the Secured Parties, as security for the Secured Obligations pursuant to the terms of this Pledge Agreement;

WHEREAS, Schedule I hereto sets forth certain of the Pledgors’ Subsidiaries (the “Initial Pledged Subsidiaries”);

WHEREAS, additional Subsidiaries of the Company may become Pledgors under this Pledge Agreement by executing and delivering to the Collateral Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a “Pledge Supplement”) setting forth additional Subsidiaries of such Pledgor (the “Supplemental Pledged Subsidiaries”);

WHEREAS, each Pledgor may from time to time execute and deliver to the Collateral Agent an amendment to this Pledge Agreement substantially in the form of Exhibit B hereto (each such amendment, a “Pledge Amendment”) setting forth additional Subsidiaries of such Pledgor (the

“Additional Pledged Subsidiaries”) (the Initial Pledged Subsidiaries, the Additional Pledged Subsidiaries and the Supplemental Pledged Subsidiaries collectively referred to herein as the “Pledged Subsidiaries”);

NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of any Pledgor pursuant to any Secured Creditor Document, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

SECTION 1. Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined (and, with respect to such terms, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require), and the following terms shall have the following meaning:

“Event of Default” means the occurrence of any “Event of Default” under, and as defined in, the Credit Agreement and the occurrence of a “Default” under, and as defined in, the Intercreditor Agreement.

“Guarantors” means the Company or any Subsidiary of the Company party to a Subsidiary Guaranty.

“Secured Creditor Documents” means the “Secured Creditor Documents” (as defined in the Intercreditor Agreement).

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.  Any and all terms used in this Pledge Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

SECTION 2. Pledge.  Each Pledgor hereby pledges to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, and grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, a security interest in, the collateral described in subsections (a) through (e) below (collectively, the “Pledged Collateral”):

(a)           (i)           All of the capital stock of the Pledged Subsidiaries listed on Schedule I which are corporations, now or at any time or times hereafter owned directly by the Pledgor (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the “Pledged Stock”), herewith, or from time to time, delivered to the Collateral Agent accompanied by stock powers in the form of Exhibit C attached hereto and made a part hereof (the “Powers”) duly

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executed in blank, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

(ii)           All additional shares of capital stock of the Pledged Subsidiaries described in Section 2(a)(i) above from time to time acquired by the Pledgor in any manner, and the certificates, which shall be delivered to the Collateral Agent accompanied by Powers duly executed in blank, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock, and the Collateral Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment to reflect such additional shares), and all options, warrants, dividends, cash, instruments, investment property and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(b)           (i)           All of the membership interests of Pledgor in the Pledged Subsidiaries listed on Schedule I which are limited liability companies now or at any time or times hereafter owned directly by the Pledgor, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership interests being identified on Schedule I attached hereto or  on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member and all investment property in respect of such membership interests, including, without limitation, Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries and the right to receive distributions of such Pledged Subsidiary’s cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the “Operating Agreements”) of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the “Pledged Membership Interests”) herewith delivered, if applicable, to the Collateral Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;

(ii) Any additional membership interests in the Pledged Subsidiaries described in Section 2(b)(i) above from time to time acquired by the Pledgor in any manner, and any certificates, which, if applicable, shall be delivered to the Collateral Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests, and the Collateral Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Collateral Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

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(c)           (i)           All of the partnership interests of the Pledgor in and to the Pledged Subsidiaries listed on Schedule I which are partnerships now or at any time or times hereafter owned directly by the Pledgor (such partnership interests being identified on Schedule I attached hereto to or on Schedule I to any applicable Pledge Supplement or Pledge Amendment), the property (and interests in property) that is owned by such Pledged Subsidiaries, all of the Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants of the Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing the Pledgor’s partnership interests in such Pledged Subsidiaries, all of the Pledgor’s interest in and to the profits and losses of such Pledged Subsidiaries and the Pledgor’s right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries’ assets, upon complete or partial liquidation or otherwise, all of the Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor or its Affiliates to such Pledged Subsidiaries, all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledgor’s partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the “Partnership Agreements”) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the “Pledged Partnership Interests”);

(ii) Any additional partnership interests in the Pledged Subsidiaries described in Section 2(c)(i) above from time to time acquired by the Pledgor in any manner (any such additional interests shall constitute part of the Pledged Partnership Interests, and the Collateral Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Collateral Agent a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

The property and interests in property described in Section 4 below; and

All proceeds of the collateral described in subsections (a) through (d) above.

Notwithstanding the foregoing, the Pledged Collateral with respect to any Pledged Subsidiary which is an Affected Foreign Subsidiary shall not exceed 65% of the equity interests of such Pledged Subsidiary.

SECTION 3. Security for Obligations; Delivery of Pledged Collateral.  The Pledged Collateral secures the prompt payment, performance and observance of the Secured Obligations (including, without limitation, the Secured Obligations as defined in the Intercreditor Agreement).  To the extent that any Pledged Collateral is now or hereafter becomes evidenced by certificates or instruments, all such certificates and instruments shall promptly be physically delivered to and held by or on behalf of

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the Collateral Agent, pursuant hereto, together with appropriate signed Powers and other endorsements in form and substance acceptable to the Collateral Agent.

SECTION 4. Pledged Collateral Adjustments.  If, during the term of this Pledge Agreement:

(a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

(b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall, if applicable, be immediately delivered to and held by the Collateral Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Secured Creditor Documents.

SECTION 5. Subsequent Changes Affecting Pledged Collateral.  Each Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions, reorganizations or other exchanges, tender offers and voting rights), and each Pledgor agrees that neither the Collateral Agent nor any of the Secured Parties shall have any obligation to inform the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto.  The Collateral Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.  In addition, the Collateral Agent may, after the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

SECTION 6. Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a) Each Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of the Pledged Subsidiaries, set forth opposite the name of such Pledged Subsidiary on Schedule I hereto, free and clear of any Lien except for the security interest created by this Pledge Agreement;

(b) As of the date hereof, all of the Pledged Collateral is currently represented by certificates, and Schedule I sets forth a complete and accurate list of all the Pledged Collateral, all of which has been delivered to the Collateral Agent;

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(c) Each Pledgor (i) is either a corporation, limited partnership or other type of legal entity as described on Schedule II hereto, (ii) is duly organized and validly existing solely under the laws of its jurisdiction of organization, as set forth on Schedule II hereto, (iii) is in good standing (if applicable) under the laws of its jurisdiction of organization, (iv) has its place of business or chief executive office (if it has more than one place of business) at the address set forth on Schedule II hereto, (v) has full corporate, partnership or limited liability company power and authority to enter into this Pledge Agreement and to perform each and all of its obligations herein and (vi) has ensured that the grant of a first priority security interest in the Pledged Collateral under this Pledge Agreement shall be enforceable and recognized in the jurisdiction of organization of each applicable Pledged Subsidiary;

(d) The exact legal name of each Pledgor as it appears in the Pledgors’ organizational documents, as amended, as filed with the Pledgors’ jurisdiction of organization is set forth on Schedule II hereto, and none of the Pledgors has conducted business during the last five years under any name other than its exact legal name as set forth on Schedule II, except for any prior names as described on Schedule II hereto;

(e) No financing statement naming any Pledgor as debtor and describing or purporting to cover all or any portion of the Pledged Collateral, which has not lapsed or been terminated, has been filed in any jurisdiction except for financing statements naming the Collateral Agent on behalf of the Secured Parties as secured party;

(f) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

(g) Each Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except for the pledge and security interest granted to the Collateral Agent hereunder;

(h) Each Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Collateral Agent hereunder;

(i) The pledge of the Pledged Collateral does not violate (1) the articles or certificates of incorporation, by-laws, operating agreements or partnership agreements, as applicable, of the Pledged Subsidiaries, or any indenture, mortgage, loan or credit agreement to which any Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound; or (2) any restriction on such transfer or encumbrance of such Pledged Collateral;

(j) Each Pledgor agrees to execute and deliver to each Pledged Subsidiary that is a limited liability company or limited partnership a control acknowledgment (“Control Acknowledgment”) substantially in the form of Exhibit D hereto.  Each Pledgor shall cause such Pledged Subsidiary to acknowledge in writing its receipt and acceptance thereof.  Such Control Acknowledgment shall instruct such Pledged Subsidiary to follow instructions from the Collateral Agent without the Pledgors’ further consent;

(k) Each Pledgor authorizes the Collateral Agent to file financing statements pursuant to the UCC as the Collateral Agent may reasonably deem necessary to perfect the security interest granted hereby;

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(l) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgors (except for the filing of financing statements contemplated pursuant to Section 6(k) hereof) or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(m) Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of financing statements pursuant to Section 6(k) hereof, or upon execution of a control agreement, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties, securing the payment and performance of the Secured Obligations (including, without limitation, the Secured Obligations as defined in the Intercreditor Agreement);

(n) No Pledgor has (i) registered the Pledged Collateral in the name of any other Person, (ii) consented to any agreement by any of the Pledged Subsidiaries in which any such Pledged Subsidiary agrees to act on the instructions of any other Person, (iii) delivered the Pledged Collateral to any other Person, or (iv) otherwise granted “control” (as such term is used in Section 8-106 of the UCC) of the Pledged Collateral to any other Person;

(o) The Powers are duly executed and give the Collateral Agent the authority they purport to confer; and

(p) No Pledgor has any obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

SECTION 7. Covenants.

(a) Except to the extent expressly permitted by the terms of the Secured Creditor Documents, each Pledgor agrees that it will (i) not change its name or its current legal structure, and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) maintain its due organization and good standing in its jurisdiction of organization, (iii) not change its jurisdiction of organization, and (iv) not change its mailing address, place of business or chief executive office (if it has more than one place of business), unless such Pledgor shall have given the Collateral Agent not less than 30 day’s prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Pledged Collateral, or (y) taken such steps (with the cooperation of the Pledgors to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in such Pledged Collateral;

(b) No Pledgor will (i) register the Pledged Collateral in the name of any Person other than the Collateral Agent, (ii) consent to any agreement between any Pledged Subsidiary and any Person other than the Collateral Agent in which Pledged Subsidiary agrees to act on the instructions of any such Person, (iii) deliver the Pledged Collateral or any related Power or endorsement to any Person other than the Collateral Agent or (iv) otherwise grant “control” (as such term is used in Section 8-106 of the UCC) of the Pledged Collateral to any Person other than

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the Collateral Agent, provided, however, that each Pledgor shall, at the reasonable request and direction of the Collateral Agent at any time, promptly take any or all of such actions as set forth in clause (i) – (iv) above for the benefit of, and in a manner reasonably acceptable to, the Collateral Agent;

(c) Without limiting the provisions of clause (b), each Pledgor will, at its expense, promptly execute, authorize, acknowledge and deliver all such instruments, certificates or other documents, and take all such additional actions as the Collateral Agent from time to time may reasonably request in order to ensure to the Collateral Agent the benefits of the first priority security interest in and to the Pledged Collateral intended to be created by this Pledge Agreement, including, without limitation, (i) the authorization and filing of any necessary UCC financing statements, (ii) the delivery to the Collateral Agent of any certificates that may from time to time evidence the Pledged Collateral, (iii) the execution in blank and delivery of any necessary Powers or other endorsements, and (iv) taking such action as required in the jurisdiction of organization of the applicable Pledged Subsidiary in order to ensure the enforceability and recognition of such first priority security interest in such jurisdiction of organization, and will cooperate with the Collateral Agent, at such Pledgor’s expense, in obtaining all necessary approvals and consents, and making all necessary filings under federal, state, local or foreign law in connection with such security interests or any sale or transfer of the Pledged Collateral;

(d) Except as otherwise permitted by the Secured Creditor Documents, each Pledgor has and will defend the title to the Pledged Collateral and the security interests of the Collateral Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such security interests;

(e) Each Pledgor will, upon obtaining ownership of any additional Pledged Collateral promptly and in any event within five (5) Business Days deliver to the Collateral Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”) in respect of any such additional Pledged Collateral, pursuant to which the Pledgor shall confirm its grant of a security interest in such additional Pledged Collateral pursuant to Section 1 hereof to the Collateral Agent, such grant being deemed effective as of the date hereof, regardless of whether such Pledge Amendment is ever executed pursuant to this paragraph.  Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Pledge Agreement and to unilaterally amend Schedule I hereto pursuant to the terms of Section 2 hereof, and agrees that all Pledged Collateral listed on any Pledge Amendment delivered to the Collateral Agent, or amended Schedule I, shall for all purposes hereunder be considered Pledged Collateral (it being understood and agreed that the failure by any Pledgor or the Collateral Agent to prepare or execute any such Pledge Amendment shall not prevent the creation or attachment of the Collateral Agent’s lien and security interest in any such shares which creation and attachment shall automatically, and be deemed to, occur pursuant to Section 1 hereof);

(f) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any financing statements or amendments thereto that (a) describe the Pledged Collateral and (b) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.  Each Pledgor also ratifies its authorization for the Collateral Agent to have filed any financing statements or amendments thereto if filed prior to the date hereof;

(g) Each Pledgor will (i) deliver to the Collateral Agent immediately upon execution of this Pledge Agreement, a Pledge Supplement or a Pledge Amendment, as applicable, the originals

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of all certificates or other instruments constituting Pledged Collateral and (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any certificates or other instruments constituting Pledged Collateral;

(h) Each Pledgor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of investment property not represented by certificates which are Pledged Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the pledge of such Pledged Collateral granted pursuant to this Pledge Agreement.  Each Pledgor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Pledged Collateral and (ii) any financial intermediary which is the holder of any investment property, to cause the Collateral Agent to have and retain control over such securities or other investment property.  Without limiting the foregoing, each Pledgor will, with respect to investment property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent;

(i) Except as otherwise permitted by the terms of the Secured Creditor Documents, each Pledgor will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Pledged Collateral over which it has voting control to dissolve, liquidate, retire any of its capital stock or other instruments or securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the instruments, securities or other investment property in favor of any of the foregoing;

(j) Each Pledgor will permit any registerable Pledged Collateral to be registered in the name of the Collateral Agent or its nominee at any time after the occurrence and continuance of an Event of Default; and

(k) Each Pledgor agrees that it will not, except as otherwise permitted by the Secured Creditor Documents, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement.

SECTION 8. Voting Rights.  During the term of this Pledge Agreement, and except as provided in this Section 8 below, each Pledgor shall have (i) the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement or any Secured Creditor Documents and (ii) the right to be a member or a partner of all the Pledged Subsidiaries which are limited liability companies or partnerships, respectively.  After the occurrence and during the continuance of an Event of Default, the Collateral Agent or the Collateral Agent’s nominee may, at the Collateral Agent’s or such nominee’s option and following written notice from the Collateral Agent to the Pledgors, (i) exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and (ii) become a member or partner of each and all of the Pledged Subsidiaries which are limited liability companies or partnerships, respectively, and as such (x) exercise, or direct the applicable Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and (y) exercise, or direct any Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Collateral Agent were the absolute owner thereof, all without liability except

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to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing.  Such authorization shall constitute an irrevocable voting proxy from such Pledgor to the Collateral Agent or, at the Collateral Agent’s option, to the Collateral Agent’s nominee.  After an Event of Default is cured or waived, such Pledgor will have the right to exercise the voting and rights, powers, privileges and options that it would otherwise be entitled to exercise pursuant to the terms of the Pledge Agreement prior to the occurrence of any such Event of Default.

SECTION 9. Dividends and Other Distributions.  (a) So long as no Event of Default has occurred and is continuing:

(i) Each Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Secured Creditor Documents, provided, however, that any and all (A) distributions, dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral, (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral, shall be Pledged Collateral, and shall be forthwith delivered to the Collateral Agent to hold, for the benefit of the Collateral Agent and the Secured Parties, as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, be segregated from the other property or funds of such Pledgor, and be delivered immediately to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(b) After the occurrence and during the continuance of an Event of Default:

(i) All rights of the Pledgors to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii) All dividends, distributions and interest payments which are received by any Pledgor contrary to the provisions of clause (i) of this Section 9(b) shall be received in trust for the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, shall be segregated from other funds of such Pledgor and shall be paid over immediately to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

The Pledgors will reimburse the Collateral Agent and/or the Secured Parties for all expenses incurred by the Collateral Agent and/or the Secured Parties, including, without limitation, reasonable attorneys’ and accountants’ fees and expenses in connection with the foregoing.

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SECTION 10. Remedies.  (a)  The Collateral Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC.  After the occurrence and during the continuance of an Event of Default, the Collateral Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent were the outright owner thereof (in the case of a limited liability company, the sole member and manager thereof and, in the case of a partnership, a partner thereof), each Pledgor hereby irrevocably constituting and appointing the Collateral Agent as the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so; provided, however, that the Collateral Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the Collateral Agent agrees to exercise such proxy and powers only so long as an Event of Default shall have occurred and is continuing and following written notice thereof.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law and regulatory requirements.  With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.  The Collateral Agent and each of the Secured Parties may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale.  The Pledgors jointly and severally agree to pay to the Collateral Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys’ and paralegals’ fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof.  The Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 10(d) and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of Lenders, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.  Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 21 below at least ten (10) days before the time of the sale or disposition; provided, however, that the Collateral Agent may give any shorter notice that is commercially reasonable under the circumstances.  Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

(c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, the Collateral

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Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral.  If the Collateral Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Collateral Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

(d) All proceeds of the sale of the Pledged Collateral received by the Collateral Agent hereunder shall be applied by the Collateral Agent to payment of the Secured Obligations pursuant to the terms of the Credit Agreement but subject to the terms of the Intercreditor Agreement.

SECTION 11. Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s sole discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Collateral Agent or the Collateral Agent’s nominee.

SECTION 12. Waivers.  (i) Each Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the applicable Secured Creditor Document.

(ii) Each Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any property securing all or any part of the Secured Obligations by trustee sale or any other reason impairing the right of any Pledgor, the Collateral Agent or any of the Secured Parties to proceed against any Pledged Subsidiary, any other guarantor or any Pledged Subsidiary or such guarantor’s property.  Each Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that such Pledgor’s rights against any Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Collateral Agent or any Secured Party.

(iii) Each Pledgor hereby expressly waives the benefits of any law in any jurisdiction purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

SECTION 13. Term.  This Pledge Agreement shall remain in full force and effect until the Secured Obligations (including, without limitation, the Secured Obligations as defined in the Intercreditor Agreement) (other than contingent indemnity obligations) shall have been indefeasibly and fully paid in cash and any commitments to extend credit under the Secured Creditor Documents shall have terminated.  Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Collateral Agent will release the security interest created

12

hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the applicable Pledgor.

SECTION 14. Successors and Assigns.  This Pledge Agreement shall be binding upon and inure to the benefit of each Pledgor, the Collateral Agent, for the benefit of itself and the Secured Parties, and their respective successors and assigns.  Each Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Pledgor.

SECTION 15. GOVERNING LAW.  THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 16. Consent to Jurisdiction; Waiver of Jury Trial.

(A) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Pledge Agreement shall affect any right that the Collateral Agent may otherwise have to bring any action or proceeding relating to this Pledge Agreement against any Pledgor or its properties in the courts of any jurisdiction.

(B) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement in any court referred to in paragraph (a) of this Section.  Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(C) Each party to this Pledge Agreement irrevocably consents to service of process in the manner provided for notices in Section 21 of this Pledge Agreement, and each of the Pledgors hereby appoints the Company as its agent for service of process.  Nothing in this Pledge Agreement will affect the right of any party to this Pledge Agreement to serve process in any other manner permitted by law.

(D) Each Pledgor hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of this Pledge Agreement (whether based on contract, tort or any other theory).  Each Pledgor (i) certifies that no representative, agent or attorney of any other Pledgor has represented, expressly or otherwise, that such other Pledgor would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other pledgors have been induced to enter into this Pledge Agreement by, among other things, the mutual waivers and certifications in this Section.

SECTION 17. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto

13

and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

SECTION 18. Severability.  Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 19. Further Assurances.  Each Pledgor agrees that it will cooperate with the Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements (and each Pledgor hereby authorizes the Collateral Agent to file any such financing statements), as the Collateral Agent may reasonably deem necessary from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

SECTION 20. The Collateral Agent’s Duty of Care.  The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Collateral Agent’s (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Collateral Agent’s possession.  Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option.  All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Secured Obligations secured hereby.

SECTION 21. Notices.  All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 9.01 of the Credit Agreement.

SECTION 22. Amendments, Waivers and Consents.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23. Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

SECTION 24. Execution in Counterparts.  This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.  Facsimile transmission of the signature of any party hereto shall be effective as an original signature.

SECTION 25. Merger.  This Pledge Agreement and the other Secured Creditor Documents embody the final and entire agreement and understanding among the Pledgors, the Collateral Agent and the Secured Parties and supersede all prior agreements and understandings among the Pledgors, the Collateral Agent and the Secured Parties relating to the subject matter thereof.  This Pledge Agreement and the Secured Creditor Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties hereto.

14

SECTION 26. Additional Pledgors.  Pursuant to the Credit Agreement, the Company may be required to, and/or to cause certain Subsidiaries to, execute and deliver to the Collateral Agent (i) in the case of a Subsidiary that is not a Pledgor at such time, a Pledge Supplement in the form of Exhibit A hereto and (ii) in the case of the Company or a Subsidiary that is a Pledgor at such time, a Pledge Amendment in the form of Exhibit B hereto, together with such supporting documentation required pursuant to the Credit Agreement as the Collateral Agent may reasonably request, in order to create a perfected, first priority security interest in the equity interests in certain Subsidiaries.  The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

The remainder of this page is intentionally blank.

15

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have executed this Pledge Agreement as of the date set forth above.

TENNANT COMPANY

By:_______________________________
Name:
Title:

[OTHER PLEDGORS TO COME]

By:_______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:_______________________________
Name:
Title:

Signature Page to
Pledge Agreement

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Collateral Agent without further consent by any Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[__________________] By: __________________________________ Name: Title:	[__________________] By: __________________________________ Name: Title:

[__________________] By: __________________________________ Name: Title:	[__________________] By: __________________________________ Name: Title:

[__________________] By: __________________________________ Name: Title:	[__________________] By: __________________________________ Name: Title:

Acknowledgment to
Pledge Agreement

SCHEDULE I
to
PLEDGE AGREEMENT

PLEDGED SUBSIDIARIES

Pledged Capital Stock

Pledgor	Record Holder	Pledged Subsidiary	Cert. No.	No. of Shares	% of Interests held by Pledgor	% of Total Outstanding Interests

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

SCHEDULE II
to
PLEDGE AGREEMENT

TYPES OF ENTITY, JURISDICTION OF
ORGANIZATION, CHIEF EXECUTIVE OFFICE LOCATION

Pledgor	Type of Entity	Jurisdiction of Organization	Mailing Address of Chief Executive Office

PRIOR NAMES OF PLEDGORS
DURING LAST FIVE YEARS

Pledgor	Prior Name	Date of Name Change

EXHIBIT A
to
PLEDGE AGREEMENT

FORM OF PLEDGE SUPPLEMENT

SUPPLEMENT NO. ___ dated as of ___________ ____, 20___ to the PLEDGE AGREEMENT dated as of [__________] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among TENNANT COMPANY, a Minnesota corporation (the “Company”) and certain subsidiaries of the Company from time to time signatories thereto (the Company and each of the Subsidiaries being referred to herein individually, as a "Pledgor", and collectively, as the "Pledgors") and JPMORGAN CHASE BANK, N.A., as contractual representative for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of May 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, certain Subsidiaries of the Company from time to time party thereto as borrowers (together with the Company, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Collateral Agent.

Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Pledge Agreement, the Credit Agreement.

The undersigned Subsidiary of the Company (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement or the Note Agreement (as defined in the Intercreditor Agreement), if any, to become a Pledgor under the Pledge Agreement in consideration for Loans and Letters of Credit previously made to, or issued for the account of, the Borrowers.

Accordingly, Collateral Agent and the New Pledgor agree as follows:

SECTION 1. In accordance with Section 26 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof except for representations and warranties which by their express terms refer to a specific date.  In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to Collateral Agent, its successors and assigns, a security interest in and Lien on all of the New Pledgor's right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor.  Each reference to a "Pledgor" or the “Pledgors” in the Pledge Agreement shall be deemed to include the New Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to Collateral Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting Secured Parties' rights generally.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule with respect to all its Pledged Collateral.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Supplement which are valid.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement.  All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below.

SECTION 8. The New Pledgor agrees to reimburse Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for Collateral Agent.

IN WITNESS WHEREOF, the New Pledgor and Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NEW PLEDGOR]

By:_________________________________
Name:
Title:
Address: __________________________
__________________________
___________________________
Attention: _________________________
Telecopier: (___) ___-____

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:_________________________________
Name:
Title:

Schedule I to
Supplement No. __
to the Pledge Agreement

Pledged Capital Stock

Pledgor	Record Holder	Pledged Subsidiary	Certificate Number	Number of Shares	%

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

EXHIBIT B
to
PLEDGE AGREEMENT

FORM OF PLEDGE AMENDMENT

Reference is hereby made to the Pledge Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) dated as of [__________], by and between Tennant Company, a Minnesota corporation [(the “Pledgor”)], and certain of its Subsidiaries [including the undersigned (the “Pledgor”)] and JPMorgan Chase Bank, N.A., as contractual representative for the Secured Parties (in such capacity, the “Collateral Agent”), whereby the Pledgor has pledged certain capital stock, membership interests and partnership interests, as applicable, of certain of its Subsidiaries as collateral to the Collateral Agent, for the ratable benefit of the Secured Parties, as more fully described in the Pledge Agreement. This Amendment is a “Pledge Amendment” as defined in the Pledge Agreement and is, together with the acknowledgments, certificates, and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

By its execution below, the Pledgor hereby agrees that (i) the [capital stock of the corporation(s)] [membership interests of the limited liability company(s)] [partnership interests of the partnership(s)] listed on Schedule I hereto shall be pledged to the Collateral Agent as additional collateral pursuant to Section 1[(a)(b)(c)](ii) of the Pledge Agreement, (ii)  such property shall be considered [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 1 of the Pledge Agreement, and (iii) each such [corporation] [limited liability company] [partnership] listed on Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

By its execution below, the Pledgor represents and warrants that it has full power and authority to execute this Pledge Amendment and that the representations and warranties contained in Section 6 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] relating hereto.  The Pledge Agreement, as amended and modified hereby, remains in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Amendment to the Pledge Agreement as of this ____ day of ____________, ______.

[PLEDGOR]

By:
Name:
Title:

Schedule I
to
Pledge Amendment

Pledged Capital Stock

Pledgor	Record Holder	Pledged Subsidiary	Certificate Number	Number of Shares	%

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

ACKNOWLEDGMENT
TO
PLEDGE AMENDMENT

The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Amendment together with a copy of the Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Collateral Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[NAME[S] OF ADDITIONAL PLEDGED SUBSIDIARY[IES]]

By:
  Name:
  Title:

EXHIBIT C
to
PLEDGE AGREEMENT

FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _______ Shares of Common Stock of _______________________, a _______________ corporation, represented by Certificate No. ____ (the “Stock”), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ___________________________________ as the undersigned’s true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: _______________

[PLEDGOR]

By:_____________________________
Name:
Title:

EXHIBIT D

to

PLEDGE AGREEMENT

Form of Control Acknowledgment

CONTROL ACKNOWLEDGMENT

PLEDGED SUBSIDIARY:	[MEMBERSHIP][PARTNERSHIP] INTEREST OWNER:
[Name of Pledged Subsidiary]	[Name of Pledgor]
Reference is hereby made to that certain Pledge Agreement dated as of [___________] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) between Tennant Company, a Minnesota corporation, and certain of its Subsidiaries (collectively, the “Pledgor”), a [member][partner] of [Name of Pledged Subsidiary], a [__________] limited [liability company][partnership] (a “Pledged Subsidiary”) and JPMorgan Chase Bank, N.A., as contractual representative for the Secured Parties (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

Pledged Subsidiary is hereby instructed by the Pledgor that all of the Pledgor’s right, title and interest in and to all of the Pledgor’s rights in connection with any [membership][partnership] interests in Pledged Subsidiary now and hereafter owned by the Pledgor are subject to a pledge and security interest in favor of Collateral Agent.  Pledgor hereby instructs the Pledged Subsidiary to act upon any instruction delivered to it by the Collateral Agent with respect to the Pledged Collateral without seeking further instruction from the Pledgor, and, by its execution hereof, the Pledged Subsidiary agrees to do so.

Pledged Subsidiary, by its written acknowledgement and acceptance hereof, hereby acknowledges receipt of a copy of the aforementioned Pledge Agreement and agrees promptly to note on its books the security interest granted under such Pledge Agreement.  Each Pledged Subsidiary also waives any rights or requirements at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the Pledgor has caused this Control Acknowledgment to be duly signed and delivered by its officer duly authorized as of this ___ day of __________, 20___.

[PLEDGOR]

By:______________________________
Name:
Title:

Acknowledged and accepted this
____ day of ____________, 20___

[PLEDGED SUBSIDIARY]

By:______________________________
Name:
Title:

EXHIBIT I

FORM OF INTERCREDITOR AGREEMENT

[Attached]

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of April [__], 2011 (as  the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is entered into by and among JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent (collectively with its successors and assigns, the “Agent”) for the “Lenders” under the Bank Credit Agreement (as defined below) (such Lenders, collectively with their respective successors and assigns, the “Banks”), the holders of the Notes (as defined below) listed on Annex II attached hereto or becoming bound by this Agreement as provided in Section 38 hereof (collectively with their respective successors and assigns, the “Noteholders”), and the Additional Secured Lenders identified herein (the Banks, the relevant Affiliates of the Banks (in respect of Banking Services Obligations and Swap Obligations), the Noteholders, the Agent and the Additional Secured Lenders, together with their respective successors and assigns, are herein sometimes collectively called the “Secured Parties” and individually called a “Secured Party”), and JPMorgan, in its capacity as contractual representative for the Secured Parties hereunder (the “Collateral Agent”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the “Bank Credit Agreement” (as defined below).

RECITALS:

WHEREAS, Tennant Company (herein called the “Company”), certain foreign subsidiaries of the Company (collectively with the Company, the “Borrowers”), the Banks party thereto, and the Agent entered into that certain Credit Agreement dated as of April [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Bank Credit Agreement”), pursuant to which, among other things, the Banks thereunder have agreed to make certain advances to the Borrowers (the “Loans”) and to issue letters of credit for the account of the Company (the “Letters of Credit”);

WHEREAS, the Noteholders listed on Annex II attached hereto are the holders of the 4.00% Series A Senior Secured Notes, due March 8, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”), issued pursuant to a Private Shelf Agreement, dated as of July 29, 2009 among the Company, Prudential Investment Management, Inc., the Noteholders listed on Annex II attached hereto, and each Prudential Affiliate (as therein defined) which become bound by certain provisions thereof as therein provided (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) pursuant to which the Company may from time to time issue one or more additional series of its senior notes (each as may be amended, restated, supplemented or otherwise modified from time to time, the “Shelf Notes” and, collectively with the Series A Notes, the “Notes”);

WHEREAS, pursuant to the terms of the Collateral Documents, each of the Company and the entities set forth on Annex III hereto (such entities together with all other parties which guaranty any Secured Obligations from time to time, collectively, the “Guarantors”) that have guaranteed the repayment of all amounts due and payable under the Secured Creditor Documents, may from time to time grant a security interest in certain of its assets to the Collateral Agent;

WHEREAS, the Secured Parties desire to agree to the relative priority of the application of payments received pursuant to the terms of the Collateral Documents and all Guarantees and certain other payments with respect to the Secured Obligations (as defined below), and certain other rights and interests; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Secured Parties and the Collateral Agent hereby agree as follows:

1.           Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Actionable Default” means, under the Bank Credit Agreement or the Note Agreement, (a) a Default shall have occurred thereunder as a result of (i) the nonpayment of amounts owing thereunder after expiration of any applicable cure or grace period provided thereunder, (ii) noncompliance with Sections 6.01, 6.02, 6.03(a), 6.03(b), 6.04, 6.06 or 6.10 of the Bank Credit Agreement, Sections 6A, 6B, 6C, 6D(i), 6D(ii), 6E or 6G of the Note Agreement, or any other similar negative or financial covenant in any other Secured Creditor Document from time to time set forth therein, (iii) the bankruptcy or insolvency of the Company or any of its affiliates, including, without limitation, the Guarantors or (iv) the occurrence of a Change in Control under the Bank Credit Agreement, the occurrence of a Change of Control under the Note Agreement or a similar change in control provision under any other Secured Creditor Document from time to time set forth therein, (b) a notice shall have been delivered to the Company by the Agent under the Bank Credit Agreement or a Noteholder under the Note Agreement or any Additional Secured Lender under any other Secured Creditor Document indicating that an Event of Default (as defined therein) has occurred and is continuing and the Secured Obligations due under any such Secured Creditor Document are immediately due and payable, to the extent provided for in the applicable Secured Creditor Document, or (c) a default shall have occurred under any Collateral Document or Guaranty (defined below) and the Agent, the Collateral Agent, or a Secured Party, as applicable, shall have caused the amounts owing thereunder to become immediately due and payable, to the extent provided for in the applicable Collateral Document or Guaranty.

 “Additional Secured Lenders” means the holders of any other Additional Secured Obligations which become a party to this Agreement pursuant to the requirements of Section 38 hereof.

“Additional Secured Obligations” means all amounts outstanding in respect of such credit agreements, loan agreements and note purchase agreements (excluding the Notes and the Note Agreement) evidencing Permitted Secured Financing entered into by such Persons which become Additional Secured Lenders with the consent of the Collateral Agent (to the extent such agreements and the indebtedness incurred thereunder are permitted under the Bank Credit Agreement, the Note Agreement and the other Secured Creditor Documents at the time such agreements are entered into); it being understood and agreed that no such consent of the Collateral Agent shall be required for the obligations under the Shelf Notes to constitute Additional Secured Obligations.

“Collateral” means all property of any Borrower or any Guarantor in which the Collateral Agent shall have been granted a security interest or lien under any of the Collateral Documents.

“Collateral Account” means the collateral account established and maintained by the Collateral Agent pursuant to Section 8.

“Collateral Agent’s Expenses” means all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each Collateral Document, if not previously reimbursed, or the enforcement (whether in the context of a civil action, adversarial proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (ii) incurred or required to be advanced in connection with the sale or other disposition or the custody, preservation or protection of the Collateral pursuant to any

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Collateral Document and the exercise or enforcement of the Collateral Agent’s rights under this Agreement and in and to the Collateral.

“Collateral Documents” means any and all security agreements, pledge agreements, financing statements, and other similar instruments executed by any Borrower or any Guarantor in favor of the Collateral Agent from time to time pursuant hereto, in each case as such agreements, documents and instruments may be amended, modified, supplemented and/or restated, and together in each case with any other agreements, instruments and documents incidental thereto.

“Default” means (a) any “Event of Default” (as defined in the Bank Credit Agreement), (b) any “Event of Default” (as defined in the Note Agreement) or (c) any event of default as defined in any other Secured Creditor Document.

“Distribution Date” means the second business day in each calendar week, commencing with the first such business day following receipt by the Collateral Agent of a Notice of Actionable Default.

“Guaranty” means any guaranty entered into by a Guarantor in favor of the Agent, the Collateral Agent, and/or any other Secured Party guaranteeing the repayment of the Secured Obligations due and payable under a Secured Creditor Document.

“L/C Interests” means, with respect to any Bank, such Bank’s direct or participation interests in all unpaid reimbursement obligations with respect to Letters of Credit and such Bank’s direct obligations or risk participations with respect to undrawn amounts of all outstanding Letters of Credit, provided that the undrawn amounts of outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent at any time as provided in Section 9(b) hereof.

“Notice of Actionable Default” means a written notice to the Collateral Agent from any Secured Party or Secured Parties stating that it is a “Notice of Actionable Default” hereunder and certifying that an Actionable Default has occurred and is continuing.  A Notice of Actionable Default may be included in a written direction to the Collateral Agent from the Requisite Secured Parties pursuant to Section 5.

“Notice of Default” means a written notice to the Collateral Agent from any Secured Party or Secured Parties stating that it is a “Notice of Default” hereunder and certifying that a Default has occurred and is continuing.

“Permitted Secured Financing” means “Permitted Pro Rata Secured Financings” (as defined in the Bank Credit Agreement) and “Permitted Pro Rata Secured Financings” (as defined in the Note Agreement).

“Principal Exposure” means, with respect to any Secured Party at any time (i) if such Secured Party is a Bank under the Bank Credit Agreement, the aggregate amount of such Secured Party’s Commitment under the Bank Credit Agreement, or, if the Banks shall then have terminated the Commitments under the Bank Credit Agreement, the sum of (x) the outstanding principal amount of such Secured Party’s Loans thereunder and (y) the outstanding face and/or principal amount of such Secured Party’s L/C Interests thereunder at such time, (ii) if such Secured Party is a Noteholder, the outstanding principal amount of such Secured Party’s Notes at such time and (iii) if such Secured Party is an Additional Secured Lender, the outstanding principal amount of such Secured Party’s loans and other extensions of credit under the underlying Permitted Secured Financing.

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“Pro Rata Share” means, with respect to any Secured Party at any time, a fraction (expressed as a percentage), the numerator of which  is the amount of such Secured Party’s Principal Exposure at such time, and the denominator of which is the aggregate amount of the Principal Exposure of all of the Secured Parties at such time.

“Requisite Secured Parties” means, at any time, (i) Banks under the Bank Credit Agreement whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Banks under the Bank Credit Agreement, plus (ii) Noteholders whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Noteholders, plus (iii) Additional Secured Lenders under each Permitted Secured Financing in excess of 10% of the aggregate Principal Exposures at such time whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Additional Secured Lenders under each such Permitted Secured Financing.

“Secured Creditor Documents” means the Bank Credit Agreement, the Note Agreement, the Notes and any note agreement, credit agreement or loan agreement evidencing Additional Secured Obligations.

“Secured Obligations” means all of the monetary obligations owed by any Borrower or any Guarantor to the Secured Parties and the Agent under the Bank Credit Agreement, the Note Agreement, the Notes, any other Secured Creditor Document, the Guarantees, the Collateral Documents, and related agreements, documents, and instruments, including, without limitation,  (1) the “Obligations” (as defined in the Bank Credit Agreement), (2) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid Yield-Maintenance Amount (as defined in the Note Agreement) or other breakage or prepayment indemnification due with respect to, the Loans and the Notes, (3) any unpaid reimbursement obligations with respect to any Letters of Credit, (4) any undrawn amounts of any outstanding Letters of Credit and (5) any other unpaid amounts (including amounts in respect of fees, expenses, indemnification and reimbursement) due from any Borrower or any Guarantor under any of the Note Agreement, the Notes, the Bank Credit Agreement, any other Secured Creditor Document, the Guarantees or the Collateral Documents; provided that the undrawn amounts of any outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent at any time as provided in Section 9(b) hereof.

2.           Appointment; Nature of Relationship.  Subject to the terms and conditions contained in this Agreement, the Agent on behalf of the Banks, the Noteholders and the Additional Secured Lenders hereby designate and appoint JPMorgan as their Collateral Agent under this Agreement and the Collateral Documents, and each of them hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Collateral Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are incidental thereto.  The Collateral Agent agrees to act as such on the express terms and conditions contained in this Agreement.  Notwithstanding the use of the defined term “Collateral Agent,” it is expressly understood and agreed that the Collateral Agent shall not have any fiduciary responsibilities to any Secured Party by reason of this Agreement and that the Collateral Agent is merely acting as the representative of the Secured Parties with only those duties as are expressly set forth in this Agreement and the Collateral Documents.  In its capacity as the Secured Parties’ contractual  representative, the Collateral Agent (i) does not assume any fiduciary duties to any of the Secured Parties and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Collateral Documents.  The Agent on behalf of the Banks, the Noteholders and the Additional Secured Lenders agree to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each of them hereby waives.

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3.           Powers and Duties.  Subject to the provisions of Section 6 hereof, the Collateral Agent shall have and may exercise such powers under the Collateral Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  The Collateral Agent shall have no implied duties to the Secured Parties, or any obligation to the Secured Parties to take any action hereunder or under any of the Collateral Documents, except any action specifically required by this Agreement or any of the Collateral Documents to be taken by the Collateral Agent or directed by the Requisite Secured Parties in accordance with the terms hereof.  The Collateral Agent shall not take any action which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document.

4.           Authorization to Execute Collateral Documents.  If the Collateral Agent receives written notice from either the Agent, a Noteholder or any Additional Secured Lender at any time or from time to time hereunder that Collateral Documents are required pursuant to the Bank Credit Agreement, the Note Agreement or any other Secured Creditor Document in connection with the grant of a security interest in and lien against the assets of the Company and/or a Guarantor, the Collateral Agent is authorized to and shall execute and deliver such Collateral Documents as the Agent or such Noteholder shall direct requiring execution and delivery by it and is authorized to and shall accept delivery from the Company of such Collateral Documents as the Agent or the Noteholder shall direct which do not require execution by the Collateral Agent, provided, however, that the Collateral Agent shall not execute a Collateral Document providing for a lien on real property without the approval of the Requisite Secured Parties.

5.           Direction by Requisite Secured Parties.  Except as otherwise provided in this Section 5, the Collateral Agent shall take any action with respect to the Collateral and the Collateral Documents directed in writing by the Requisite Secured Parties.  Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any such action (i) which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document or (ii) with respect to which the Collateral Agent, in its opinion, shall not have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it as a result of compliance with such direction.  Under no circumstances shall the Collateral Agent be liable for following the written direction of the Requisite Secured Parties.  In each instance in which the Requisite Secured Parties deliver a written direction to the Collateral Agent pursuant hereto, the Collateral Agent shall promptly send a copy of such written direction to each Secured Party that is not included in such Requisite Secured Parties.

6.           Notice of Actionable Default.  Any Secured Party or Secured Parties may give the Collateral Agent a Notice of Default or a Notice of Actionable Default in the manner provided in Section 31 and shall give a copy of such Notice of Default or Notice of Actionable Default to each of the other Secured Parties.  If and only if the Collateral Agent shall have received a Notice of Actionable Default, the Collateral Agent shall, if and only if directed in writing by the Requisite Secured Parties, exercise the rights and remedies provided in this Agreement and in any of the Collateral Documents.

7.           Remedies.  Each of the Secured Parties hereby irrevocably agrees that the Collateral Agent shall be authorized, after the occurrence of an Actionable Default and at the direction of the Requisite Secured Parties or incidental  to any such direction, for the purpose of carrying out the terms of this Agreement and any of the Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof, including, without limiting the generality of the foregoing, to the extent permitted by applicable law, to do the following:

(i)           to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral (except that, without

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the consent of all Secured Parties, the Collateral Agent shall not accept any Secured Obligations in whole or partial consideration from the disposition of any Collateral),

(ii)           to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection with this Agreement or any of the Collateral Documents,

(iii)           to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

(iv)  to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Collateral Documents, and

(v)  to do, at its option and at the expense and for the account of the Secured Parties (to the extent the Collateral Agent shall not be reimbursed by the Company) at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

8.           The Collateral Account.  (a)  Upon receipt by the Collateral Agent of a Notice of Actionable Default, and until such time as the Event of Default described therein is cured or waived, the Collateral Agent shall establish and maintain at its principal office an interest-bearing account that shall be entitled the “Tennant Collateral Account.”  All moneys received by the Collateral Agent with respect to Collateral after receipt of a Notice of Actionable Default shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9.  In addition, (i) any other payments received, directly or indirectly, by any Secured Party of or with respect to any of the Secured Obligations from any Borrower after the occurrence of an Actionable Default (including, without limitation, any amount of any balances held by any Secured Party for the account of any Borrower or any Guarantor or any other property held or owing by it to or for the credit or for the account of any Borrower or any Guarantor setoff or appropriated by it), (ii) any payment received by any Secured Party with respect to any of the Secured Obligations in an insolvency or reorganization proceeding or otherwise with respect to any Borrower or any Guarantor or (iii) any payment from a Guarantor received by any Secured Party with respect to any Secured Obligations, shall, in each case, promptly be delivered to the Collateral Agent and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9, provided, that the foregoing clauses (i), (ii) and (iii) shall not apply to distributions by the Collateral Agent under Section 9.  The Collateral Account at all times shall be subject to the exclusive dominion and control of the Collateral Agent.

(b)  Notwithstanding the foregoing, with respect to any collections or payments received by any Secured Party on or after the occurrence of an Actionable Default but prior to the date of the occurrence of an event described in clause (b) of the definition of Actionable Default (such event, an “Acceleration”), (1) such collections and payments shall be delivered to the Collateral Agent pursuant to the foregoing provisions, only to the extent that the principal amount of the Secured Obligations owed to such Secured Party on the date of such Acceleration is less than the principal amount of the Secured Obligations owed to such Secured Party on the date of such Actionable Default, and (2) the amount of any such collections and payments subject to the foregoing provisions shall not be so distributed until the date of the occurrence of such Acceleration.  For the purposes of the preceding sentence, any collection or payment received by the Agent on behalf of the Banks shall be considered to have been received by the

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Banks, and applied to pay the Secured Obligations owed to the Banks, to which such payment or collection relates whether or not distributed by the Agent to the Banks.

(c)  Any re-allocations of any payments or distributions initially made or received on any Secured Obligations due to payments and transfers among the Secured Parties and the Collateral Agent under Section 8(b) shall be deemed to reduce the Secured Obligations of any Secured Party receiving any such payment or other transfer under Section 8(b) and shall be deemed to restore and reinstate the Secured Obligations of any Secured Party making any such payment or other transfer under this Section 8(b), in each case by the amount of such payment and other transfer; provided that if for any reason such restoration and reinstatement shall not be binding against the Company or any Guarantor, the Secured Parties agree to take actions as shall have the effect as placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Company and the Guarantors.

9.           Application of Moneys.  (a) All moneys held by the Collateral Agent in the Collateral Account shall be distributed by the Collateral Agent on each Distribution Date as follows:

FIRST:  To the Collateral Agent in an amount equal to the Collateral Agent’s Expenses that are unpaid as of such Distribution Date, and to any Secured Party that has theretofore advanced or paid any such Collateral Agent’s Expenses in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

SECOND:  To the Secured Parties pro rata in proportion to the respective amounts of the Secured Obligations owed to the Secured Parties under the Secured Creditor Documents as of such Distribution Date; and

THIRD:  Any surplus remaining after payment in full in cash of all Collateral Agent’s Expenses and all of the Secured Obligations shall be paid to the Company, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, provided that if any Secured Party shall have notified the Collateral Agent in writing that a claim is pending for which such Secured Party is entitled to the benefits of an indemnification, reimbursement or similar provision under which amounts are not yet due but with respect to which the Company continues to be contingently liable, and amounts payable by the Company with respect thereto are secured by the Collateral, the Collateral Agent shall continue to hold the amount specified in such notice in the Collateral Account until the Company’s liability with respect thereto is discharged or released to the satisfaction of such Secured Party.

Notwithstanding the foregoing, except for any surplus under clause THIRD above, the Collateral Agent shall not be required (unless directed by the Requisite Secured Parties) to make a distribution on any Distribution Date if the balance in the Collateral Account available for distribution on such Distribution Date is less than $10,000.  The Collateral Agent shall not be responsible for any Secured Party’s application (or order of application) of payments received by such Secured Party from the Collateral Agent hereunder to the Secured Obligations owing to such Secured Party.  For the purpose of determining the amounts to be distributed pursuant to clause SECOND of subsection (a) above with respect to the undrawn amounts of the outstanding Letters of Credit, such undrawn amounts shall be reduced by any amounts held as collateral pursuant to subsection (b) of this Section 9.

(b)  Any distribution pursuant to clause SECOND of subsection (a) above with respect to the undrawn amount of any outstanding Letter of Credit shall be paid to the Agent to be held as collateral

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for the Banks and disposed of as provided in this subsection (b).  On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Agent shall distribute to the Banks from the amounts held pursuant to this subsection (b) for application to the payment of the reimbursement obligation due to such Banks with respect to such draw an amount equal to the product of (1) the total amount then held pursuant to this subsection (b), and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such draw.  On each date on which a reduction in the undrawn amount of any outstanding Letter of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on such Letter of Credit, the Agent shall distribute to the Collateral Agent from the amounts held pursuant to this subsection (b) an amount equal to the product of (1) the total amount then held pursuant to this subsection (b) and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such reduction, which amount shall be distributed by the Collateral Agent as provided in clause SECOND of subsection (a) above.  At such time as no Letters of Credit are outstanding, any remaining amount held pursuant to this subsection (b), after the distribution therefrom as provided above, shall be distributed to the Collateral Agent for application as provided in clause SECOND of subsection (a) above.

(c)  Each Borrower and each Guarantor, by its acknowledgment hereto, agrees that in the event any payment is made with respect to any Secured Obligations, as between each Borrower, each Guarantor and each Secured Party, the Secured Obligations discharged by such payment shall be the amount or amounts of the Secured Obligations with respect to which such payment is distributed pursuant to this Section 9 notwithstanding the payment may have initially been made by a Borrower or Guarantor with respect to other Secured Obligations.

10.           Information from Secured Parties.  Each of the Secured Parties hereby agrees, promptly upon request by the Collateral Agent, to provide to the Collateral Agent in writing such information regarding the Secured Obligations held by such Secured Party as may be reasonably required by the Collateral Agent at any time to determine such Secured Party’s Pro Rata Share or to calculate distributions to such Secured Party from the Collateral Account.  Each Secured Party shall notify the Collateral Agent in writing promptly following the repayment in full of all Secured Obligations owing to such Secured Party.

11.           Limitation on Collateral Agent’s Duties in Respect of Collateral.  Other than the Collateral Agent’s duties set forth in this Agreement and the Collateral Documents as to the custody of Collateral and the proceeds thereof received by the Collateral Agent hereunder and thereunder and all other monies received by the Collateral Agent pursuant to Section 8 and the accounting to the Company, the Guarantors, and the Secured Parties therefor, the Collateral Agent shall have no duty to the Borrowers, the Guarantors, or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto.

12.           Secured Party Credit Decision.  Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on the financial information provided by the Company and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Collateral Documents.

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13.            Exculpation.  Neither the Collateral Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made by any Borrower or any Guarantor in connection with any Collateral Document or Guaranty; (ii) the performance or observance of any of the covenants or agreements of any Borrower, or any Guarantor under any Collateral Document or Guaranty; (iii)  the satisfaction or observance of any condition or covenant specified in any of the Secured Creditor Documents; (iv) the existence or possible existence of any default under any of the Secured Creditor Documents or any Actionable Default;  (v) the validity, enforceability, effectiveness or genuineness of any Collateral Document, Guaranty or any other instrument or writing furnished in connection herewith; (vi) the validity, perfection or priority of any security interest or lien created under any Collateral Document; or (vii) the financial condition of the Company or any of its Subsidiaries.

14.           Employment of Agents and Counsel.  The Collateral Agent may execute any of its duties as the Collateral Agent hereunder and under any Collateral Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Secured Parties, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Collateral Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Collateral Agent and the Secured Parties and all matters pertaining to the Collateral Agent’s duties hereunder and under the Collateral Documents.

15.           Reliance on Documents and Counsel.  The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Collateral Agent, which may be employees of the Collateral Agent.

16.           Collateral Agent’s Reimbursement and Indemnification.  The Secured Parties agree to reimburse and indemnify the Collateral Agent ratably in proportion to their respective Pro Rata Shares as of the date of the occurrence of the event as to which such reimbursement or indemnification is being made (i) for any costs or expenses not reimbursed by any Borrower, or any Guarantor, under its Collateral Documents or Guaranty, as applicable, (ii) for any other expenses incurred by the Collateral Agent, on behalf of the Secured Parties, in connection with the preservation or protection of the Collateral or the validity, perfection or priority of the Collateral Agent’s interest therein or the enforcement of the Collateral Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Secured Party shall be liable for any of the foregoing to the extent any of the foregoing is found by a court of competent jurisdiction by final and nonappealable judgment to have arisen from the gross negligence or willful misconduct of the Collateral Agent.  The agreements in this Section 16 shall survive the repayment of the Secured Obligations and the termination of the other provisions of this Agreement.

17.           Rights as a Secured Party.  Notwithstanding that JPMorgan is acting as the Collateral Agent hereunder, JPMorgan in its individual capacity shall have the same rights and powers hereunder as any Secured Party and may exercise the same as though it were not the Collateral Agent, and the term “Secured Party” or “Secured Parties” shall include JPMorgan in its individual capacity.

18.           Successor Collateral Agent. The Collateral Agent may resign at any time by giving not less than thirty days’ prior written notice thereof to the Secured Parties, the Company and the

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Guarantors and, only to the extent the Collateral Agent is an Insolvent Entity, may be removed at any time by the Requisite Secured Parties. Upon any such resignation or removal, the Requisite Secured Parties shall have the right to appoint, on behalf of the Secured Parties, a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Requisite Secured Parties and shall have accepted such appointment within thirty days after the retiring Collateral Agent’s giving notice of resignation, then the retiring or removed Collateral Agent may appoint, on behalf of the Secured Parties, a successor Collateral Agent, so long as such successor Collateral Agent is not a Secured Party or an affiliate of a Secured Party or an Insolvent Entity.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the Collateral Documents.  No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents.  Any replacement Collateral Agent shall be a bank or trust company having capital, surplus, and undivided profits of at least $250,000,000.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall continue  in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder and under the Collateral Documents.  As used herein, “Insolvent Entity” means any entity that has (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

19.           Release.  If the Collateral Agent receives written notice from the Agent and the Required Holders under the Note Agreement that the lien on any Collateral granted pursuant to any Collateral Document may be released pursuant to a transaction permitted by the terms of the Bank Credit Agreement (and so long as (a) the Collateral Agent has received a certificate from the Company that there is no Default and no Default shall exist after giving effect to such transaction and the Collateral Agent has not been notified of a Default which has occurred and is then continuing, and (b) the Collateral Agent has received a certificate from the Company that if the Company has paid fees or other compensation to any Secured Party, if any, in connection with such release, the other Secured Parties have also received comparable fees or other compensation), the Collateral Agent shall promptly release such Collateral in accordance with the directions of the Agent and such Required Holders.  The Collateral Agent shall not otherwise release or subordinate any lien on any Collateral except pursuant to Section 7 or Section 20.

20.           Release and Termination.  All of the Collateral shall be released and this Agreement shall be terminated on the earlier of:

(a)           the date on which (i) the Collateral Agent shall have received from each of the Secured Parties written notice that all Secured Obligations (other than contingent indemnity obligations) owing to such Secured Party have been paid in full and (ii) all Collateral Agent’s Expenses shall have been paid in full; or

(b)           the date on which (i) the Collateral Agent shall have received written notice from (1) the Agent, (2) the Noteholders and (3) the Additional Secured Lenders directing the Collateral Agent to release the Collateral, and (ii) all Collateral Agent’s Expenses shall have been paid in full.

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21.           Amendments and Waivers of Collateral Documents.  The Collateral Agent shall not execute or deliver any amendment or waiver, other than any amendments or waivers which are of a technical nature, with respect to any Collateral Document except at the direction or with the consent of the Requisite Secured Parties.

22.           Notices With Respect to Secured Creditor Documents.  Each of the Agent, each Noteholder and each Additional Secured Lender agrees to use its best efforts to give to the other (a) copies of any notice of the occurrence or existence of any default in payment of the Secured Obligations sent to the Company and/or any Subsidiary of the Company, simultaneously with the sending of such notice to the Company and/or such Subsidiary, and (b) notice of any acceleration of the Loans or the Notes, promptly upon such acceleration, but the failure to give any of the foregoing notices shall not affect the validity of such notice of default or such acceleration or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.

23.           No Other Security.  Neither the Agent nor any Secured Party shall take or receive a security interest in or lien upon any of the property or assets of the Company or any of its Subsidiaries as security for the Secured Obligations other than pursuant to this Agreement and the Collateral Documents or as security for any other obligations of the Company or any of its Subsidiaries other than the Secured Obligations.  The existence of a common law lien and set off rights on deposit accounts shall not be prohibited by the provisions of this Section 23 provided that any realization on such lien or set off rights and the application of the proceeds thereof shall be subject to the provisions of this Agreement.  Each Secured Party agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the Secured Obligations, except that, upon the direction of the Requisite Secured Parties, any Secured Party may setoff any amount of any balances held by it for the account of any Borrower or any Guarantor or any other property held or owing by it to or for the credit or for the account of any Borrower or any Guarantor provided that the amount setoff is delivered to the Collateral Agent for application pursuant to Section 8 hereof.  Without such direction, no Secured Party shall setoff any such amount.

24.           Accounting; Invalidated Payments.  (a) The Agent and each Secured Party agrees to render an accounting to any of the others of the outstanding amounts of the Secured Obligations, of receipts of payments from the Company, any Subsidiary of the Company and any Guarantor and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request.

(b) To the extent that any payment received by any Secured Party pursuant to a distribution under Section 9(a) hereof is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each other Secured Party that received a payment pursuant to such distribution shall purchase from the Secured Party whose payment was invalidated (the “Affected Secured Party”), at such time as the Affected Secured Party is required to return or repay such payment, an undivided participation interest in the Affected Secured Parties’ Secured Obligations in an amount such that after such purchase the amount of such distribution (after deduction of the invalidated payment) shall have been shared ratably among the Secured Parties as contemplated by Section 9(a) hereof.

25.           Continuing Agreement.  This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until

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terminated in accordance with Section 20.  Without limiting the generality of the foregoing, this Agreement shall survive the commencement of any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding involving the Company, a Subsidiary of the Company or a Guarantor.  The Collateral Agent and each Secured Party agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Secured Obligations pursuant to any distribution hereunder is rescinded or must otherwise be restored by the Collateral Agent or any Secured Party, upon the insolvency, bankruptcy or reorganization of the Company, a Subsidiary of the Company or a Guarantor or otherwise, as though such payment had not been made.

26.           Representations and Warranties.  Each of the parties hereto severally represents and warrants to the other parties hereto that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

27.           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Collateral Agent, the Secured Parties and each of their respective successors, transferees and assigns.  Without limiting the generality of the foregoing sentence, if any Secured Party assigns or otherwise transfers (in whole or in part) to any other person or entity the Secured Obligations to such Secured Party under the Bank Credit Agreement, the Note Agreement or any other Secured Creditor Document, such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Secured Party under this Agreement.

28.           No Reliance by Company.  None of the Company, any Subsidiary of the Company, or any Guarantor shall have any rights under this Agreement or be entitled, in any manner whatsoever, to rely upon or enforce, or to raise as a defense, the provisions of this Agreement or the failure of the Collateral Agent, the Agent or any Secured Party to comply with such provisions.

29.           Other Proceedings.  Nothing contained herein shall limit or restrict the independent right of the Collateral Agent or any Secured Party to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any questions concerning the post-petition usage of collateral and post-petition financing arrangement; provided that neither the Collateral Agent nor any Secured Party shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any of the Secured Obligations.

30.           Amendments and Waivers.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Secured Party, the Agent or the Collateral Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by the “Required Holders” (as defined in and under the Note Agreement), the “Required Lenders” and/or “Required Holders (as defined in and under any other Secured Creditor Document evidencing Additional Secured Obligations), the Agent (on behalf of the Banks), and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  In addition to the foregoing, Sections 8 and 9 and this Section 30 shall not be amended or waived directly or indirectly without the consent of the Collateral Agent and all Secured Parties.  No consent of the

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Company or a Guarantor shall be required for any such amendment, waiver or departure unless it relates to a provision of this Agreement expressly binding upon the Company or such Guarantor.

31.           Notices.  All notices and other communications provided to any party under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth (a) in the case of the Agent, the Collateral Agent and each of the Banks, on Annex I hereto, (b) in the case of the Noteholders listed on Annex II hereto, on Annex II hereto, (c) in the case of any Additional Secured Lender, at such address or facsimile number as may be designated by such party in a notice to the other parties, (d) in the case of any Borrower or any Guarantor, on Annex III hereto, or (e) in any case, at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden or proving receipt shall be on the transmitting party.  So long as no default shall have occurred and be continuing under the Bank Credit Agreement, the Note Agreement or any other Secured Creditor Document, each of the Agent, each Noteholder and each Additional Secured Lender agrees to use its best efforts to send to the Company a copy of any notice such party gives to the other under this Agreement, but the failure to send such copy to the Company shall not affect the validity of such notice or create a cause of action against or cause a forfeiture of any rights of the party failing to send such copy or create any claim or right on behalf of the Company or any of its Subsidiaries.

32.           No Waiver.  No failure or delay on the part of any Secured Party, the Agent or the Collateral Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

33.           Severability.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

34.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

35.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

36.           Counterparts.  This Agreement may be separately executed and delivered in counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same Agreement.  Facsimile transmission of the signature of any party hereto shall be effective as an original signature.

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37.           Headings.  Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

38.           Additional Noteholders and Additional Secured Lenders.  Any purchaser of Shelf Notes pursuant to the Note Agreement not a party to this Agreement may become a “Noteholder” hereunder, provided that such purchaser shall sign the Addendum to Intercreditor Agreement in the form of Exhibit A attached hereto by which such purchaser agrees to be bound by the terms of this Agreement.  Additional lenders to the Company or any Domestic Subsidiary pursuant to a Permitted Secured Financing may, with the consent of the Collateral Agent, become “Additional Secured Lenders” hereunder, provided that each such Person shall sign the Addendum to Intercreditor Agreement in the form of Exhibit A attached hereto, by which such lender or purchaser agrees to be bound by the terms of this Agreement.  The Company shall deliver to each of the Agent and the then existing Noteholders and Additional Secured Lenders (a) a copy of the Addendum to Intercreditor Agreement so executed and (b) copies of the agreement or documents evidencing such Permitted Secured Financing pursuant to which such purchaser or such Person has become an Additional Secured Lender.  Accordingly, upon the execution and delivery of the Addendum to Intercreditor Agreement by any such purchaser or such Person, such Person shall become a Secured Party for all purposes of this Agreement.

[Signature Pages Follow]

CH1 5882777v.2

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

JPMORGAN CHASE BANK, N.A., as Agent for itself and on behalf of the Banks

By: ___________________________________
Name:
Title:

Signature Page to
Intercreditor Agreement

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: __________________________
Name:
Title:

PHYSICIANS MUTUAL INSURANCE COMPANY

By:           Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By: __________________________
Name:
Title:

Signature Page to
Intercreditor Agreement

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By: __________________________
Name:
Title:

Signature Page to
Intercreditor Agreement

Acknowledged, and the provisions of Section 8(c) agreed to, by:

TENNANT COMPANY

By: ___________________________
Name:
Title:

TENNANT SALES AND SERVICE COMPANY

By: ___________________________
Name:
Title:

TENNANT HOLDINGS LLC

By: ___________________________
Name:
Title:

TENNANT SCOTLAND LIMITED

By: ___________________________
Name:
Title:

Signature Page to
Intercreditor Agreement

ANNEX I

NOTICE INFORMATION:  Any notice or other information required to be delivered hereunder to the Agent, the Banks and/or the Collateral Agent shall be delivered to the following:

JPMorgan Chase Bank, N.A.
10 South Dearborn Street
Chicago, Illinois 60603
Attention: Michael Kelly
Telecopy No.: (312) 325-3239

ANNEX II

NOTEHOLDERS:  The following are the “Noteholders”:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

PHYSICIANS MUTUAL LIFE INSURANCE COMPANY

ANNEX III

GUARANTORS: The following are “Guarantors”  on the date hereof:

TENNANT SALES AND SERVICE COMPANY

TENNANT HOLDINGS LLC

NOTICE INFORMATION:  Any notice or other information required to be delivered hereunder to the Company and/or any Guarantor shall be delivered to the following:

Tennant Company
701 North Lilac Drive
P.O. Box 1452
Minneapolis, Minnesota 55422
Attention: Tom Paulson, Chief Financial Officer
Telecopy No.: (763) 513-1811
Telephone No.: (763) 540-1204)

EXHIBIT A

ADDENDUM TO INTERCREDITOR AGREEMENT

The undersigned hereby acknowledges receipt of a copy of the Intercreditor Agreement dated as of March 8, 2011 (the “Intercreditor Agreement”) and agrees to the terms of the Intercreditor Agreement and executes and delivers this Addendum to Intercreditor Agreement and agrees hereby to become a party to the Intercreditor Agreement with all the rights, benefits and obligations of [an Additional Secured Lender][a Noteholder] and Secured Party (in each case as defined in the Intercreditor Agreement).

The undersigned [Additional Secured Lenders][purchasers of Shelf Notes] have [entered into the following Permitted Secured Financing with the Company or any Domestic Subsidiary [insert description of Permitted Secured Financing]][purchased the following Shelf Notes [insert description of Shelf Notes]].

Dated: _____________

[ADDITIONAL SECURED LENDERS][NOTEHOLDERS]

By:_______________________
      Its

Acknowledge and Agreed:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By: ______________________
      Its

Exhibit A to
Intercreditor Agreement